UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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ePlus inc.
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Notice of 2017 Annual Meeting of Shareholders
and
Proxy Statement

EPLUS INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

When:	Where:

Tuesday, September 12, 2017 8:00 a.m. EST	The Westin Washington Dulles Airport 2520 Wasser Terrace, Herndon, Virginia 20171

We are pleased to invite you to the ePlus inc. 2017 Annual Meeting of Shareholders (the “Annual Meeting”).

Items of Business:

1.	To elect as directors the nominees named in the attached proxy statement, each to serve an annual term, and until their successors have been duly elected and qualified;
2.	To hold an advisory vote on the compensation of our named executive officers as disclosed in the proxy statement;
3.	To hold an advisory vote on the frequency of future advisory votes to approve named executive officer compensation;
4.	To ratify the selection of Deloitte & Touche LLP as our independent registered accounting firm for our fiscal year ending March 31, 2018;
5.	To approve the 2017 Non-Employee Director Long-Term Incentive Plan; and
6.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Record Date:

Holders of our common stock at the close of business on July 21, 2017, are entitled to notice of, and to vote at, the Annual Meeting.

How to Vote:

Your vote is important to us.  Please see “Voting Information” on page 1 for instructions on how to vote your shares.

These proxy materials are first being distributed on or about  July 31, 2017.

July 31, 2017	By Order of the Board of Directors

Erica S. Stoecker
Corporate Secretary & General Counsel

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 12, 2017:  THE COMPANY’S PROXY STATEMENT FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS AND THE ANNUAL REPORT FOR THE FISCAL YEAR ENDED MARCH 31, 2017, ARE AVAILABLE AT WWW.EDOCUMENTVIEW.COM/PLUS.

PROXY STATEMENT TABLE OF CONTENTS

COMPENSATION DISCUSSION AND ANALYSIS	19

OVERVIEW	19

Fiscal Year 2017 Financial Highlights	19
Our Executive Compensation Program	20
Our Executive Compensation Practices	20
2016 Say-On-Pay Vote	21

WHAT WE PAY AND WHY	21

Fiscal Year 2017 Executive Compensation Decisions	21
Base Salary	21
Annual Cash Incentive Awards	22
Long-Term Equity-Based Incentive Program	24
Other Elements of our Fiscal Year 2017 Executive Compensation Program	25

HOW WE MAKE EXECUTIVE COMPENSATION DECISIONS	27

Role of the Board, Compensation Committee and our Executive Officers	27
Guidance from the Compensation Committee’s Independent Compensation Consultant	27
Comparison Peer Groups	28
Alignment of Senior Management Team to Drive Performance	28

2017 EXECUTIVE COMPENSATION	29

2017 Summary Compensation Table	29
2017 Grants of Plan-Based Awards Table	30
Outstanding Equity Awards at 2017 Fiscal Year End	31
Fiscal 2017 Option Exercises and Stock Vested	31
Employment Agreements, Severance and Change in Control Provisions	32

EQUITY COMPENSATION PLAN INFORMATION	35

PROPOSAL 4 – Ratification of the Selection of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending March 31, 2018	36

AUDIT COMMITTEE REPORT	36

Independent Registered Public Accounting Firm Fees and Independence	37

PROPOSAL 5 – Approval of the 2017 Non-Employee Director Long-Term Incentive Plan	38

Administration	39
Eligibility and Limitation on Awards	39
Summary of Award Terms and Conditions	39
Shares Subject to the New Plan	40
Anti-Dilution Protections	40
Amendment and Termination	40
Federal Income Tax Consequences	40
Effective Date	41

VOTING INFORMATION

Who is Eligible to Vote

You are entitled to vote at the Annual Meeting if you were a shareholder of record of ePlus inc. (“ePlus” or the “Company”) as of the close of business on Friday, July 21, 2017, the record date (“Record Date”) for our Annual Meeting.

Participate in the Future of ePlus – Vote Today

Please cast your vote as soon as possible on all of the proposals listed below to ensure that your shares are represented.

		More Information	Board Recommendation
Proposal 1	Election of Directors	Page 8	FOR each Director Nominee
Proposal 2	Advisory Vote to Approve Named Executive Officers Compensation	Page 17	FOR
Proposal 3	Advisory Vote on Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation	Page 18	FOR every one year
Proposal 4	Ratification of Indpendent Registered Public Accounting Firm	Page 36	FOR
Proposal 5	Approval of the 2017 Non-Employee Director Long-Term Incentive Plan	Page 38	FOR

Voting in Advance of the Annual Meeting

Even if you plan to attend our Annual Meeting in person, please read this proxy statement with care and vote right away as described below.  For shareholders of record, have your notice and proxy card in hand and follow the instructions.  If you hold your shares through a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee, including whether telephone or Internet options are available.

INTERNET / MOBILE	PHONE	MAIL

Visit 24/7: www.investorvote.com/plus Use the Internet to vote your proxy until 11:59 p.m. ET on September 11, 2017	Dial toll free 24/7 Use a touch-tone telephone to vote your proxy until 11:59 p.m. ET on September 11, 2017	Mark, sign and date your proxy card and return it in the postage-paid envelope provided

Voting at the Annual Meeting

You may vote in person at the Annual Meeting, which will be held on Thursday, September 12, 2017, at 8:00 am. ET, at The Westin Washington Dulles Airport, 2520 Wasser Terrace, Herndon, Virginia.  If you hold your shares through a broker, bank or other nominee and would like to vote in person at the Annual Meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

Frequently Asked Questions

We provide answers to many frequently asked questions about the meeting and voting under “Frequently Asked Questions Concerning the Annual Meeting” beginning on page 41 of this proxy statement.

CORPORATE GOVERNANCE

Our Board of Directors (the “Board of Directors” or “Board”) has adopted Corporate Governance Guidelines (the “Guidelines”), which provide a framework for effective corporate governance.  The Guidelines outline the operating principles of our Board of Directors, and the composition and working processes of our Board and its committees.  Our Nominating and Corporate Governance Committee periodically reviews our Guidelines and developments in corporate governance, and recommends proposed changes to the Board for approval.

Our Guidelines, along with other corporate governance documents such as bylaws, committee charters, and articles of incorporation, and our Code of Ethics and Business Partner Code of Ethics, are available on our website at http://www.eplus.com/investors/corporate-governance-legal.

Independence of Our Board of Directors

Under our Corporate Governance Guidelines and the listing standards of NASDAQ, a majority of our Board members must be independent.  The Board of Directors annually determines whether each of our directors is independent.  In determining independence, the Board follows the independence criteria set forth in the NASDAQ listing standards, and considers all relevant facts and circumstances.

Under the NASDAQ independence criteria, a director cannot be considered independent if he has one of the relationships specifically enumerated in the NASDAQ listing standards.  In addition, the Board must affirmatively determine that a director does not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The Board has affirmatively determined that each of our current directors is independent under the applicable NASDAQ listing standards, other than our Executive Chairman Phillip G. Norton, and our founder, Bruce M. Bowen.

Board of Directors Leadership Structure

Phillip G. Norton serves as our Executive Chairman, and C. Thomas Faulders is our Lead Independent Director.   The Board believes this structure provides an efficient and effective leadership model for the Company.  The role of the Board oversight is further enhanced by the fact that all of the Board’s key committees – Audit, Compensation, and Nominating and Corporate Governance, are comprised entirely of independent directors.  The Board, as part of its regular review of the effectiveness of the Company’s governance structure, reviews at least annually whether or not combining the roles of CEO and Chairman will serve the best interests of the Company and its shareholders.

Our Corporate Governance Guidelines set forth the Lead Independent Director’s roles and responsibilities.  The Lead Independent Director also occasionally approves non-material changes to corporate policies, when proposed changes arise outside the Board’s scheduled review process.

Board and Committee Meetings

Our directors are expected to attend meetings of the Board and applicable committees.  During our fiscal year ended March 31, 2017, the Board held 9 meetings.   Each of the directors attended at least 75% of the aggregate of all meetings of the Board and the committees on which he served.  In addition, 7 of our directors attended our September 2016 Annual Meeting of Shareholders.

Board Committees

Our Board has three standing committees:  Audit, Compensation, and Nominating and Corporate Governance committees.  Each committee has a charter, which is available on our website at http://www.eplus.com/investors/corporate-governance-legal/committee-charters.  Additional information on each committee is below.

Audit Committee

Chair: Terrence O’Donnell

Other Members of the Committee: John E. Callies, C. Thomas Faulders, Lawrence S. Herman

Meetings Held in FY2017: 10

Primary Responsibilities:
Our Audit Committee is responsible for, among other things:  (1) appointing, compensating, retaining and overseeing the work of the independent auditor engaged for the purpose of preparing or issuing audit reports and performing other audit, review or attest services for the Company; (2) discussing the annual audited financial statements with management and the Company’s independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommending to the Board of Directors whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K; (3) discussing the Company’s unaudited financial statements and related footnotes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” portion of the Company’s Form 10-Q for each interim quarter with management and independent auditor, as appropriate; (4) providing oversight of the Company’s internal audit function; and (5) discussing the earnings press releases, as well as financial information and earnings guidance, if any, provided to analysts and ratings agencies with management and the independent auditor, as appropriate.

Independence:
Each member of the Audit Committee meets the audit committee independence requirements of NASDAQ and the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Board has determined that C. Thomas Faulders meets the definition of an “audit committee financial expert” under the Exchange Act rules.  Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements.

Compensation Committee

Chair: John E. Callies

Other Members of the Committee: Ira A. Hunt, C. Thomas Faulders, Eric D. Hovde

Meetings Held in FY2017: 7

Primary Responsibilities:

Our Compensation Committee is responsible for, among other things:  (1) reviewing the effectiveness of the Company’s executive compensation programs; (2) reviewing and approving goals and objectives for the Company’s executive officers; (3) evaluating and setting the compensation of our Chief Executive Officer, and reviewing CEO recommendations regarding the compensation of our other executive officers; (4) administering the Company’s equity benefit plans; (5) reviewing and approving the Company’s general compensation strategy and the competitiveness of our executive officers; (6) directly responsible for the appointment, compensation and oversight of any work of any Compensation consultant, legal counsel or other advisor retained by the Committee; and (7) reviewing and approving, or reviewing and recommending to the Board, employment agreements, severance and change in control agreements for the Company’s executive officers.

Independence:

Each member of the Compensation Committee meets the compensation committee independence requirements of NASDAQ and the rules under the Exchange Act, meets the non-employee director requirements of Rule 16b-3 under the Exchange Act, and meets the outside director requirements under Section 162(m) of the Internal Revenue Code (“IRC”).

Nominating and Corporate Governance Committee

Chair: Lawrence S. Herman

Other Members of the Committee: Ira A. Hunt, Eric D. Hovde, Terrence O’Donnell

Meetings Held in FY2017: 5

Primary Responsibilities:
Our Nominating and Corporate Governance Committee is responsible for, among other things:  (1) selecting and recommending to the Board nominees for director; (2) making recommendation to the Board concerning the composition of committees; (3) overseeing the evaluation of the Board and each of its committees; (4) reviewing and recommending to the Board compensation of non-employee directors; (5) reviewing our related party transaction policy, and any related party transactions; (6) overseeing management development and succession planning; and (7) reviewing and assessing the adequacy of our corporate governance framework, including our Certificate of Incorporation, Bylaws, and Corporate Governance Guidelines, and making recommendations to the Board as appropriate.

Independence:
Each member of the Nominating and Corporate Governance Committee meets the independence  requirements of NASDAQ.

Board of Directors Role in Risk Oversight

The Board oversees the Company’s enterprise risk management process.  Management reviews the process with the full Board on a periodic basis, including identification of key risks and steps taken to monitor or mitigate them.  Although the full Board is responsible for this oversight function, the Audit, Compensation, and Nominating and Corporate Governance Committees assist the Board in discharging its oversight duties.  Accordingly, while each of the three committees contributes to the risk management oversight function by assisting the Board in the manner outlined below, the Board itself remains responsible for the oversight of the Company’s risk management program.

The Audit Committee discussed with management and the independent auditor, as appropriate, (1) risks related to its duties and responsibilities as described in its charter, (2) management’s policies and processes for risk assessment and risk management and (3) in the period between the Board’s risk oversight reviews, management’s evaluation of the Company’s major risks and the steps management has taken or proposes to take to monitor and mitigate such risks.

The Company’s Compensation Committee reviews risks related to the subject matters enumerated in its charter, including the Company’s compensation programs and plans, and incentive compensation and equity plans.  The Nominating and Corporate Governance Committee considers risks related to the subject matters for which it is responsible, primarily corporate governance matters and related person transactions.

Code of Conduct

We are committed to ethical behavior in all that we do.  Our Code of Conduct, which is applicable to all our directors and employees, is available on our website at http://www.eplus.com/investors/corporate-governance-legal/code-of-conduct.  If we make any substantive amendments to the Code of Ethics, or grant any waiver from a provision to our executive officers, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.  We also have a Business Partner Code of Conduct (the “Business Partner Code”, which clarifies our expectations in the areas of business integrity, labor practices, health and safety, and environmental management.  The Business Partner Code complements our Code of Conduct, and can be found on our website at http://www.eplus.com/investors/corporate-governance-legal/business-partner-code-of-conduct.  We expect our suppliers, vendors, contractors and subcontractors, agents, and other providers of goods and services who do business with ePlus-affiliated entities worldwide to follow this Business Partner Code.

Hedging, Short Sales and Pledging Policies

Our Insider Trading Policy applies to our directors and employees, as well as family trusts or similar entities controlled by or benefiting individuals subject to the Insider Trading Policy.  The policy prohibits directors, officers, and employees who are Insiders (as defined in the policy), from hedging transactions involving Company securities, and it also prohibits transactions that establish downside price protection, including short sales, and buying or selling put options, call options or other derivatives of Company securities.  The policy also prohibits Insiders from holding securities in a margin account or pledges as collateral, except in certain circumstances with pre-approval from our Compliance Officer.

Communications with the Board of Directors

Shareholders who would like to communicate with the Board of Directors or its committees may do so by writing to them at the Company’s headquarters at 13595 Dulles Technology Drive, Herndon, Virginia 20171.  Correspondence may be addressed to the collective Board, or to any of its individual members or committees at the election of the sender.  Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients.  Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that do not relate to the Company, and unsolicited advertising, spam or junk mail.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of the four independent directors listed above.  No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries.  During the fiscal year ended March 31, 2017, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions.  Also, during the fiscal year none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee of the Company.

Related Party Transactions

Two sons of our Executive Chairman, Phillip G. Norton, are employed at subsidiaries of the Company.  The first son, who is the President of our subsidiary ePlus Government, inc., earned $470 thousand during the fiscal year ended March 31, 2017.  Approximately 48% percent of his cash compensation was base salary, and the remainder was a bonus based on performance factors such as lease origination and profitability.  During the fiscal year ended March 31, 2017, before the March 31, 2017, stock split, he also received a grant of 1,250 shares of restricted stock, which will vest on the same schedule as his peers, which is annually in equal one-thirds, beginning on the first anniversary of the grant, and $5,170 in benefits representing travel, meals and entertainment costs for his spouse to attend the Company’s Sales Meeting.  The second son is Vice President of Vendor Programs, who earned $371K thousand during the fiscal year ended March 31, 2017, in base salary and commissions.  The commissions, which are paid in accordance with our commission plan, constitute approximately 80% of his compensation total.

Mr. O’Donnell, Chairman of the Audit Committee and member of the Nominating and Corporate Governance Committee, has a son-in-law serving as Senior Account Executive at ePlus Group, inc. who earned $335 thousand in the fiscal year ended March 31, 2017.  Less than 23% of his compensation was salary.  The remainder was commission for sales completed, in accordance with our commission plan.  He additionally received $7,241 in travel, meals and entertainment costs for his family to attend the Company’s Sales Meeting.

We have a written policy regarding the approval and/or ratification of related party transactions.  The policy is reviewed regularly by our Nominating and Corporate Governance Committee.  The policy applies to any transaction or series of transactions in which the Company is a participant, and the amount involved exceeds or is expected to exceed $120,000 in any year, and any related person has a direct or indirect interest, with certain exceptions enumerated in the policy. Generally, such exceptions include transactions that would not be required to be disclosed pursuant to SEC Regulation S-K Item 404(a).  For purposes of the policy, “related persons” consist of the Company’s directors or executives, officers, any shareholder beneficially owning more than 5% of the Company’s common stock, and immediate family members of any such persons.

The Nominating and Corporate Governance Committee shall approve only related person transactions that, under all of the circumstances, are fair to the Company.  Additionally, the Committee may impose such conditions as it deems appropriate with regard to the transaction.

We also require that each executive officer and director complete an annual questionnaire and report all transactions with us in which such persons or their immediate family members had or will have a direct or indirect material interest.   Our General Counsel and SEC counsel review the questionnaires.  We are not aware of any related person transactions required to be disclosed under Regulation S-K Item 404(a) since the beginning of fiscal 2017 that have not been pre-approved or ratified pursuant to this policy.

No Stockholder Rights Plan

The Company does not maintain a stockholder rights plan (commonly referred to as a poison pill).

PROPOSAL 1 – Election of Directors

The Board presently has eight members.  The Board has nominated the directors, Messrs. Norton, Bowen, O’Donnell, Faulders, Herman, Hovde, Callies and Hunt to be elected to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.  Each of the nominees for election is currently a director of the Company and was selected by the Board as a nominee in accordance with the recommendation of the Nominating and Corporate Governance Committee.  Biographical information as of July 21, 2017, for each nominee is provided herein.

Unless otherwise instructed or unless authority to vote is withheld, all signed proxies will be voted for the election of the Board’s nominees.  Each of the nominees has agreed to be named in this proxy statement and to serve if elected, and we know of no reason why any of the nominees would not be able to serve.  However, if any nominee is unable or declines to serve as a director, or if a vacancy occurs before the election (which events are not currently anticipated), the proxy holders will vote for the election of such other person or persons as are nominated by the Board.

Director Nomination Process

The Board of Directors is responsible for nominating individuals for election to the Board and for filling vacancies on the Board that may occur between annual meetings of shareholders.  The Nominating and Governance Committee is responsible for identifying and screening potential candidates and recommending qualified candidates to the Board for nomination.  Third-party search firms may be retained to identify individuals that meet the criteria of the Nominating and Governance Committee.  The Nominating and Governance Committee will consider director candidates recommended by shareholders in the same manner in which it evaluates candidates it identified, if such recommendations are properly submitted to the Company.  Shareholders wishing to recommend nominees for election to the Board should submit their recommendations in writing to our Corporate Secretary by mail at ePlus inc., 13595 Dulles Technology Drive, Herndon, Virginia 20171-3413.

Director Qualifications

In selecting director candidates, the Nominating and Governance Committee and the Board of Directors consider the qualifications and skills of the candidates individually and the composition of the Board as a whole.  Under our Corporate Governance Guidelines, the Nominating and Governance Committee and the Board review the following for each candidate, among other qualifications deemed appropriate, when considering the suitability of candidates for nomination as director:

•	Unquestioned personal ethics and integrity;

•	Specific skills and experience aligned with ePlus’ strategic direction and operating challenges and that complement the overall composition of the Board;

•	Diversity in skills and experience;

•	Core business competencies of high achievement and a record of success;

•	Financial literacy and history of making good business decisions and exposure to best practices;

•	Interpersonal skills that maximize group dynamics; and

•	Enthusiasm about ePlus and sufficient time to become fully engaged.

2017 Nominees for Election to the Board of Directors

Each of the eight director nominees listed below is currently a director of the Company.  Each also has been determined by the Board to be independent, other than our Executive Chairman, Phillip G. Norton and Senior Vice President, Business Development, Bruce M. Bowen.

The following biographies describe the business experience of each director nominee.  Following the biographical information for each director nominee, we have listed the specific experience and qualifications of that nominee that strengthen the Board’s collective qualifications, skills and experience.

If elected, each of the director nominees is expected to serve for a term expiring at the Annual Meeting of Shareholders in 2018.  The Board expects that each of the nominees will be available for election as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING NOMINEES
 FOR ELECTION AS DIRECTORS.

Phillip G. Norton Executive Chairman of ePlus inc. Age 73	Director of ePlus since: 1993 Committees: Executive Other Public Company Directorships: None

Mr. Norton joined the Company in March 1993 as Chairman of the Board and Chief Executive Officer, and became its Executive Chairman in 2016.  Mr. Norton focuses on corporate strategy, acquisitions, and transactions within the financing segment as well as engages with customers.

Prior to joining ePlus, Mr. Norton was the founder, Chairman of the Board of Directors, President and Chief Executive Officer of Systems Leasing Corporation, an equipment leasing and equipment Brokerage Company which he founded in 1978 and sold to PacifiCorp, Inc., a large Northwest utility, in 1986.  From 1986 to 1990, Mr. Norton served as President and CEO of PacifiCorp Capital, Inc., the leasing entity of PacifiCorp, Inc., which had over $650 million of leased assets.  From 1990 until 1993, Mr. Norton coached high school basketball and invested in real estate.  From 1970-1975, he worked in various sales and management roles for Memorex Corporation, a manufacturer of storage and communication equipment and from 1975-1978, he was Vice President of Federal Leasing Corporation, a provider of financing and logistics to federal, state, and local governments.  Mr. Norton is a 1966 graduate of the U.S. Naval Academy, with a Bachelor of Science in engineering, and served in the U.S. Navy from 1966-1970 as a Lieutenant in the Supply Corps. Mr. Norton brings leadership, vision and extensive business, operating, and financing experience to the Board.

Bruce M. Bowen Senior Vice President, Business Development of ePlus Government, inc. Age 65	Director of ePlus since: 1990 Committees: Executive Other Public Company Directorships: None

Mr. Bowen founded our company in 1990 and served as our President until September 1996.  Beginning in September 1996, Mr. Bowen has served as our Executive Vice President and from September 1996 to June 1997 also served as our Chief Financial Officer.  In March 2014, Mr. Bowen stepped down as Executive Vice President, however, he continues to serve as an employee, focusing on business development and special projects.  Mr. Bowen has served on the Board since our founding.

Prior to founding the Company he served as Senior Vice President of PacifiCorp Capital, Inc.  In the past, he has served as Chairman of the Association for Government Leasing and Finance as well as various committees of the Equipment Leasing and Finance Association, which gave him a broad understanding of issues affecting our industry.  During his leasing career, Mr. Bowen has participated in equipment lease financing in excess of $3 billion, involving many major vendors as well as government contractors.  Mr. Bowen is a 1973 graduate of the University of Maryland with a Bachelor of Science in Finance and in 1978 received a Masters of Business Administration in Finance from the University of Maryland.   Throughout his leasing career, he has been responsible for finance and funding, and sales and operations activities, providing the Board with a vast array of knowledge in a multitude of industry-specific areas.

Terrence O’Donnell Independent Director Age 73	Director of ePlus since: 1996 Committees: Audit and Nominating and Corporate Governance Other Public Company Directorships: None

Mr. O’Donnell is Of Counsel with the law firm of Williams & Connelly LLP in Washington D.C.  He served as Executive Vice President, General Counsel and Chief Compliance Officer of Textron, Inc., a global multi-industry company with operations in more than 25 nations, including a significant finance segment with extensive leasing operations, from March 2000 and Corporate Secretary from 2009, until he retired from Textron Inc. on January 31, 2012.  Mr. O’Donnell has practiced law since 1977, and from 1989 to 1992 served as General Counsel to the U.S. Department of Defense.  Mr. O’Donnell served on the Board of Directors and the Compensation, Nominating and Audit Committees of IGI Laboratories, Inc., an NYSE-Amex Equities company from 1993 to 2009.  Mr. O’Donnell is a 1966 graduate of the U.S. Air Force Academy and received a Juris Doctor from Georgetown University Law Center in 1971.  The Board believes that Mr. O’Donnell’s legal, financial, compliance, international and multi-industry experience, along with his service on a variety of boards, bring legal, compliance, government, business,  and governance experience to the Board.

C. Thomas Faulders, III Independent Director Age 67	Director of ePlus since: 1998 Committees: Audit and Compensation Other Public Company Directorships: None

Mr. Faulders was the President and Chief Executive Officer of the University of Virginia Alumni Association from 2006 to 2017.  Prior to that, Mr. Faulders served as the Chairman and Chief Executive Officer of LCC International, Inc. from 1999 to 2005 and as Chairman of Telesciences, Inc., an information services company, from 1998 to 1999.  From 1995 to 1998, Mr. Faulders was Executive Vice President, Treasurer, and Chief Financial Officer of BDM International, Inc., a prominent systems integration company.  Mr. Faulders also served as the Vice President and Chief Financial Officer of COMSAT Corporation, an international satellite communication company, from 1992 to 1995.  Prior to this, Mr. Faulders served in a variety of executive roles at MCI, including Treasurer and Senior Vice President of Marketing.  He has served on numerous boards in the past and has held roles as chairs of compensation, audit and governance committees.  He is a 1971 graduate of the University of Virginia and in 1981 received a Masters of Business Administration from the Wharton School of the University of Pennsylvania.  The Board believes Mr. Faulders’ extensive executive and financial experience in the telecommunications and high tech sectors, along with his experience as Chief Financial Officer of a public company, enables him to provide considerable financial expertise, business management and operational knowledge, insight and guidance to the Board.   He qualifies as an audit committee financial expert within the meaning of SEC regulations.

Lawrence S. Herman Independent Director Age 73	Director of ePlus since: 2001 Committees: Audit and Nominating and Corporate Governance Other Public Company Directorships: None

Until his retirement in July 2007, Mr. Herman was one of KPMG’s and BearingPoint’s most senior Managing Directors with responsibility for managing the strategy and emerging markets in the company’s state and local government practice.  During his 40 year career with BearingPoint and KPMG, Mr. Herman specialized in developing, evaluating, and implementing financial and management systems and strategies for state and local governments around the nation, as well as mid-market companies and organizations.  In many assignments during his 40 plus year career with KPMG and BearingPoint, Mr. Herman was responsible for directing teams which evaluated, designed and implemented systems of internal controls covering procurement, accounting and human resources systems.  He has directed accounting systems integration projects for private sector as well as state and local governments, and several statewide performance and budget reviews for California, North Carolina, South Carolina, Louisiana, Oklahoma, and others, resulting in strategic fiscal and technology plans.  He is considered to be one of the nation’s foremost state budget, financial accounting and fiscal planning experts.  Mr. Herman received his Bachelor of Science degree in Mathematics and Economics from Tufts University in 1965 and his Masters of Business Administration in 1967 from Harvard Business School.  The Board believes that Mr. Herman’s strategic expertise in private sector and public sector government systems, and with technology issues, provides value to the Board in market segments core to the Company’s business.

Eric D. Hovde Independent Director Age 53	Director of ePlus since: 2006 Committees: Compensation and Nominating and Corporate Governance Other Public Company Directorships: Bay Bancorp, Inc.

Mr. Hovde is an active entrepreneur who has started and managed numerous business enterprises.  Mr. Hovde is the Chief Executive Officer of H Bancorp, a $1.7 billion private bank holding company with banking operations on both the east and the west coast.  He is also the co-owner and CEO of Hovde Properties, LLC, a real estate development and management company where he oversees management of the company and all large development projects.  Throughout his career he has also served as a director on numerous bank boards and currently serves as the CEO of Sunwest Bank in Orange County, California and as Chairman of Bay Bancorp, Inc.  Mr. Hovde is also the co-founder and a trustee of The Eric D. and Steven D. Hovde Foundation, a non-profit organization which funds numerous charitable activities but has two central missions - funding homes, known as Hovde Homes, that provide shelter, supportive services and love to vulnerable children in nine countries around the world, and clinical research to find a cure for Multiple Sclerosis.  Mr. Hovde received his degrees in Economics and International Relations at the University of Wisconsin-Madison.  The Board believes that Mr. Hovde’s expertise in the financial services industry, investment management areas, and business operations, and his experience on publicly-held and private boards, bring valuable insight to the Board.

John E. Callies Independent Director Age 63	Director of ePlus since: 2010 Committees: Audit and Compensation Other Public Company Directorships: None

Mr. Callies is a Senior Advisor to McKinsey and Company, and also serves on the Advisory Board of the Leeds School of Business at the University of Colorado.  Previously, he was employed by IBM in various capacities for thirty-four years.  Mr. Callies served as general manager of IBM Global Financing from 2004 until his retirement in June 2010.  With operations in 55 countries supporting 125,000 clients, Mr. Callies led the world’s largest information technology financing and asset management organization and was responsible for business direction and management of a portfolio of nearly $35 billion in total assets.  As vice president, marketing, On Demand Business for IBM, Mr. Callies had company-wide responsibility for all marketing efforts in support of On Demand Business, along with leading the marketing management discipline for IBM.  In 2003, Mr. Callies was appointed vice president, marketing and strategy, of IBM Systems Group.  Prior to that, beginning in 1996 when he was named general manager, small and medium business, IBM Asia Pacific Corporation, based in Tokyo, Japan, Mr. Callies has filled roles in marketing and marketing management.  In 1991 he was named general manager of IBM Credit Corporation’s end-user financing division, now called IBM Global Financing.  Mr. Callies is a former Chair of the Board of Governors of Fairfield Preparatory School in Fairfield, Connecticut and former member of the advisory board of Lehigh University.  Mr. Callies is a 1976 graduate of Lehigh University.  The Board believes that Mr. Callies’ knowledge of our business, including the leasing sector, along with  his sales, operational, strategic, international and board experience bring value to the Board.

Ira A. Hunt, III Independent Director Age 61	Director of ePlus since: 2014 Committees: Compensation and Nominating and Corporate Governance Other Public Company Directorships: None

Mr. Hunt is Managing Director and Cyber Lead for Accenture Federal Services in Arlington Virginia.  Previously he was Chief Architect for Bridgewater Associates, a hedge fund located in Westport, Connecticut and President and Chief Executive Officer of Hunt Technology, LLC, a private consulting practice focused on strategic IT planning, cyber and data-centric security, big data analytics, and cloud computing.  In October 2013, after a 28 year career, Mr. Hunt retired from the Central Intelligence Agency (the “CIA”) as their Chief Technology Officer (“CTO”).  Prior to that, Mr. Hunt served as Director, Application Services, of one of the largest business units in the CIA.  Mr. Hunt began his CIA career in 1985 as an analyst in the CIA’s Directorate of Intelligence and subsequently served in positions of increasing responsibility across the organization to include: the Directorate of Intelligence, DCI’s Non-Proliferation Center, Crime Narcotics Center, and Open Source Program Office, and CIO.  Mr. Hunt began his career in 1979 working as an aerospace engineer for Rockwell International and General Research Corporation.  Mr. Hunt currently serves on the Board of Directors for Mission Link, a non-profit organization.  He holds a Bachelor of Engineering and Masters of Engineering in Civil/Structural Engineering from Vanderbilt University in Nashville, Tennessee. The Board believes that Mr. Hunt’s extensive knowledge of the technology industry, including strategic IT planning, cyber and data-centric security, big data analytics, cloud computing, and IT architecture and environment, bring industry expertise to our Board.

DIRECTOR COMPENSATION

The below table sets forth the compensation for the members of the Board for the fiscal year ended March 31, 2017.   Neither Mr. Norton, who is our Executive Chairman, nor Mr. Bowen, who is the Company’s founder and currently is a Senior Vice President of Business Development, receive any additional compensation for their service as a director.  Mr. Norton’s compensation is reported under “Executive Compensation” herein.   Mr. Bowen is not an executive officer, and thus his compensation is included in the below table.

The general policy of the Board is that compensation for the non-employees directors should be a mix of cash and equity-based compensation.  For the fiscal year ended March 31, 2017, each non-employee director received an annual cash retainer of $75,000, or, alternatively, at the director’s election, a director may receive his quarterly   compensation in non-forfeitable restricted stock in lieu of stock.  In addition, each director received $75,000 in restricted stock, which vests in equal installments on the first and second –year anniversary of the grant.  The restricted stock is rounded down, to avoid a fractional share award.

Directors are also reimbursed for their out-of-pocket expenses incurred to attend Board and committee meetings, and to attend our company-wide sales meeting.

2017 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	All Other Compensation ($)	Total ($)
John E. Callies	75,000	74,973	-	-	149,973
Ira A. Hunt, III	75,000	74,973	-	-	149,973
C. Thomas Faulders, III	75,000	74,973	-	-	149,973
Lawrence S. Herman	75,000	74,973	-	-	149,973
Eric D. Hovde	75,000	74,973	-	-	149,973
Terrence O’Donnell	75,000	74,973	-	-	149,973
Bruce Bowen (4)	201,595	-	-	3,400	204,995

(1)
The above table reflects fees earned during the fiscal year 2017.  Pursuant to our 2008 Non-Employee Director Long-Term Incentive Plan (“2008 Director LTIP”), directors may make a stock fee election, through which they receive shares of restricted stock in lieu of cash compensation.  The stock fee elections are made on a calendar year basis, and the stock grant is made on the first business day after the end of each quarter of board services.  The number of shares received is determined by dividing $18,750 (the cash compensation earned quarterly by directors) by the Fair Market Value of a share of common stock, as defined in the 2008 Director LTIP, rounded down to avoid a fractional share.

For the fiscal year ended March 31, 2017, one director, Terrence O’Donnell, received restricted stock instead of cash, as set forth below.  The table below has been adjusted to reflect the 2-for-1 stock split on March 31, 2017.

Board Service Time	Number of Shares Granted
April 1, 2016 - June 30, 2016	462
July 1, 2016 - September 30, 2016	394
October 1, 2016 - December 31, 2016	322
January 1, 2017 - March 31, 2017	282

(2)
The values in this column represent the aggregate grant date fair values of the fiscal year 2017 restricted stock awards, computed in accordance with Financial Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB Topic 718”).

(3)
As of March 31, 2017, the table below reflects the aggregate number of nonvested restricted stock shares outstanding for each director (except Mr. Norton) and have been adjusted to reflect the Company’s 2-for-1 stock split that occurred on March 31, 2017:

Name	Number of Restricted Stock Shares
John E. Callies	2,627
Ira A. Hunt, III	2,627
C. Thomas Faulders, III	2,627
Lawrence S. Herman	2,627
Eric D. Hovde	2,627
Terrence O’Donnell	4,999
Bruce Bowen	-

(4)
Mr. Bowen, as a Senior Vice President of Business Development, is a non-executive officer employee.  The above table reflects compensation paid to him as an employee, not as a director.  Mr. Bowen’s compensation also includes a $3,400 company match to his 401(k) plan.

Stock Ownership Guidelines

The Board believes that, to more closely align the interests of our non-employee directors with the interests of the Company’s other shareholders, each non-employee should maintain a minimum level of ownership in the Company’s common stock.  Our Nominating and Corporate Governance Committee regularly reviews the guidelines, and compliance therewith.  Pursuant to the guideline, which is part of our Corporate Governance Guidelines, non-employee directors are expected to reach a multiple of three times their annual cash board retainer fee, within four years of joining the board.  All directors meet this guideline requirement.

STOCK OWNERSHIP

Ownership of our Common Stock

The following table shows information regarding the beneficial ownership of our common stock by:

•	each member of our Board of Directors, each director nominee and each of our named executive officers;

•	all members of our Board and our executive officers as a group; and

•	each person or group who is known by us to own beneficially more than 5% of our common stock.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power.  Shares of restricted stock that have not vested as of July 21, 2017, are deemed to be outstanding and beneficially owned by the person and any group of which that person is a member because such holder has voting rights with respect to those shares.  Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

All stockholdings are as of July 21, 2017, except the information relating to those certain entities described in footnotes (3) through (7) to the table is as of the dates disclosed in such footnotes and percentages are calculated assuming continued beneficial ownership at July 21, 2017.  Also, for those entities, the shares below have been retroactively adjusted to reflect the Company’s March 31, 2017, 2-for-1 stock split.

The percentage of beneficial ownership is based on 14,167,188 shares of common stock outstanding as of July 21, 2017.

Certain Beneficial Owners, Directors and Executive Officers

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage of Shares Outstanding
Dimension Fund Advisors LP (3)	1,189,048	8.39%
Fiduciary Management, Inc. (4)	936,750	6.61%
Wellington Management Group (5)	852,970	5.66%
The Vanguard Group (6)	840,172	5.93%
Blackrock, Inc. (7)	1,473,646	10.40%
Phillip G. Norton (8)	49,937	*
Bruce M. Bowen (9)	33,064	*
C. Thomas Faulders III (10)	29,728	*
Terrence O’Donnell (11)	10,433	*
Ira A. Hunt III (12)	6,362	*
Lawrence S. Herman (13)	12,200	*
John E. Callies (14)	12,502	*
Eric D. Hovde (15)	108,412	*
Elaine D. Marion (16)	79,280	*
Mark P. Marron (17)	133,894	*
All directors and executive officers as a group (10 persons)	475,812	3.25%
*	Less than 1%

(1)	The business address of Ms. Marion and Messrs. Norton, Bowen, Marron, Faulders, O’Donnell, Hunt, Herman, Hovde and Callies is 13595 Dulles Technology Drive, Herndon, Virginia, 20171-3413.
(2)	Nonvested restricted shares included herein are considered beneficially owned since the owner thereof has the right to vote such shares.
(3)
The information as to Dimensional Fund Advisors LP (“Dimensional Fund Advisors”), located at Building One, 6300 Bee Cave Road, Austin, Texas, 78746, is derived from a Schedule 13G/A filed with the SEC on February 9, 2017.  Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”).  In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds.  In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds.  However, all securities reported in this schedule are owned by the Funds.  Dimensional disclaims beneficial ownership of such securities.

(4)
The information as to Fiduciary Management, Inc. (“Fiduciary Management”), located at 100 East Wisconsin Avenue, Suite 2200, Milwaukee, Wisconsin 53202, is derived from a Schedule 13G filed with the SEC on February 14, 2017.  Fiduciary Management, Inc. is an Investment Adviser registered under the Investment Advisers Act of 1940.  Its Principal Business is to provide investment advisory services to institutions and individuals.  The shares to which this statement relates are owned directly by various accounts managed by Fiduciary Management, Inc.  Such accounts have the right to receive dividends from, and the proceeds from the sale of, the shares.

(5)
The information as to Wellington Management Company, LLP (“Wellington”), located at 280 Congress Street, Boston, Massachusetts, 02210, is derived from a Schedule 13G/A filed with the SEC on February 9, 2017.  The ePlus shares as to which the Schedule 13G was filed are owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington Management Group LLP.  Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities.  Wellington indicates in its Schedule 13G/A that no such client is known to have such right or power with respect to more than five percent of this class of securities.

(6)	The information as to The Vanguard Group (“Vanguard”), located at 100 Vanguard Boulevard, Malvern, Pennsylvania, 19355, is derived from a Schedule 13G filed with the SEC on February 9, 2017.
(7)	The information as to Blackrock, Inc., located at 55 East 52nd Street, New York, New York, 10055, is derived from a Schedule 13G/A filed with the SEC on January 12, 2017.
(8)
Includes 33,594 shares of common stock that Mr. Norton holds individually, of which 16,343 shares are restricted stock that have not vested as of July 21, 2017, however, Mr. Norton has the right to vote such shares of restricted stock prior to vesting.

(9)
Includes 20,000 shares of common stock held by Bowen Holdings LLC, a Virginia limited liability company, which is owned by Mr. Bowen and his three children, for which shares Mr. Bowen serves as manager.  Additionally includes 6,532 shares held by the Elizabeth Dederich Bowen Trust, and 6,532 shares held by the Bruce Montague Bowen Trust.

(10)	Includes 2,627 shares of restricted stock that have not vested as of July 21, 2017, however, Mr. Faulders has the right to vote such shares of restricted stock prior to vesting.
(11)	Includes 4,776 shares of restricted stock that have not vested as of July 21, 2017, however, Mr. O’Donnell has the right to vote such shares of restricted stock prior to vesting.
(12)	Includes 2,627 shares of restricted stock that have not vested as of July 21, 2017, however, Mr. Hunt has the right to vote such shares of restricted stock prior to vesting.
(13)	Includes 2,627 shares of restricted stock that have not vested as of July 21, 2017, however, Mr. Herman has the right to vote such shares of restricted stock prior to vesting.
(14)	Includes 2,627 shares of restricted stock that have not vested as of July 21, 2017, however, Mr. Callies has the right to vote such shares of restricted stock prior to vesting.
(15)
Of the 108,412 shares of common stock beneficially owned by Mr. Hovde, he owns 67,437 shares directly, which includes 2,627 shares of restricted stock that have not vested as of July 21, 2017, however, Mr. Hovde has the right to vote such shares of restricted stock prior to vesting.  Mr. Hovde is the managing member of Hovde Capital, Ltd., the general partner to Financial Institution Partners III, L.P., which owns 25,198 shares.  Mr. Hovde is a trustee of the Eric D. and Steven D. Hovde Foundation, which owns 15,777 shares.

(16)
Includes 212 shares held in an Individual Retirement Account.  Also includes 60,012 shares of restricted stock that have not vested as of July 21, 2017, however, Ms. Marion has the right to vote such shares of restricted stock prior to vesting.

(17)	Includes 104,146 shares of restricted stock that have not vested as of July 21, 2017, however, Mr. Marron has the right to vote such shares of restricted stock prior to vesting.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors, executive officers, and owners of more than 10% of our common stock must file reports with the SEC under Section 16(a) of the Exchange Act regarding their ownership of and transactions in our common stock and securities related to our common stock.  Based upon a review of these reports and inquiries we have made, we believe that all reports required to be filed by our directors, executive officers and holders of more than 10% of our common stock pursuant to Section 16(a) of the Exchange Act during fiscal year 2017 were filed on a timely basis.

EXECUTIVE OFFICERS

The following biographies describe the business experience of each of the Company’s executive officers, except for Phillip G. Norton who is discussed under the heading “2017 Nominees for Election to the Board of Directors.”

Mark P. Marron President and Chief Executive Officer Age 56

Mr. Marron was appointed as our President and Chief Executive Officer, effective August 1, 2016.  Mr. Marron first joined our subsidiary ePlus Technology, inc. in 2005 as Senior Vice President of Sales.  On April 22, 2010, he was appointed as Chief Operating Officer of ePlus inc. and President of ePlus Technology, inc.  Prior to joining us, from 2001 – 2005 Mr. Marron served as Senior Vice President of Worldwide Sales of NetIQ.  Prior to joining NetIQ, Mr. Marron served as Senior Vice President and General Manager of Worldwide Channel Sales for Computer Associates International Inc.  Mr. Marron has a Bachelor of Science degree in Computer Science from Montclair State University.

Elaine D. Marion Chief Financial Officer Age 49

Ms. Marion joined us in 1998.  Ms. Marion became our Chief Financial Officer on September 1, 2008.  Since 2004, Ms. Marion served as our Vice President of Accounting.  Prior to that, she was the Controller of ePlus Technology, inc., a subsidiary of ePlus, from 1998 to 2004.  Prior to joining ePlus, Ms. Marion was General Manager of Bristow Development Corporation.  She serves on the Executive Advisory Board of the College of Business at the University of Mary Washington and is a member of the George Mason University School of Business Dean’s Advisory Council.  Ms. Marion is a graduate of George Mason University, where she earned a Bachelor of Science degree with a concentration in Accounting.

Each of our executive officers is chosen by the Board and holds his or her office until his or her successor shall have been duly chosen and qualified or until his or her death or he or she resigns or is removed by the Board.

PROPOSAL 2 – Advisory Vote to Approve Named Executive Officer Compensation

Shareholders have an opportunity to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement, pursuant to Section 14A of the Exchange Act (commonly referred to as a “say-on-pay” vote).  Although the vote is non-binding, we value feedback from our shareholders on compensation and other important matters and we expect to hold this vote on an annual basis for the foreseeable future.  (See Proposal 3 – “Advisory Vote on the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation.”)  The Board of Directors and the Compensation Committee will consider the voting results when making future compensation decisions.  At our 2016 Annual Meeting of Shareholders, approximately 68% of the votes cast by our shareholders approved the compensation in the 2016 proxy statement of our named executive officers.

In deciding how to vote on this proposal, we encourage you to review the Compensation Discussion and Analysis and 2017 Executive Compensation sections of this proxy statement for a detailed description of our executive compensation program.  As described in the Compensation Discussion and Analysis, the Compensation Committee has designed our compensation program with the objective of rewarding achievement of specific goals that align the interests of management with the interests of our shareholders.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement.  Accordingly, we will ask our shareholders to vote “FOR” the following resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related compensation tables and narrative disclosure, is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL ON AN ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE SUMMARY COMPENSATION TABLE AND OTHER RELATED DISCLOSURE AND TABLES IN THIS PROXY.

PROPOSAL 3 – Advisory Vote on Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation

We are seeking to obtain input from our stockholders on how frequently we should seek an advisory vote on compensation of our named executive officers, such as Proposal No. 2 included in this proxy statement.  By voting on this Proposal No. 3, stockholders may indicate whether they would prefer an advisory vote on our named executive officer compensation once every one, two or three years.

Our Board of Directors believes that an annual advisory vote on named executive officer compensation will provide our stockholders with direct and timely input on our executive compensation program and is the most appropriate alternative for the Company.

Stockholders will be given the opportunity to vote on the following advisory resolution:

RESOLVED, that stockholders shall be given the opportunity to vote on an advisory resolution regarding the compensation of the Company’s named executive officers (vote for one alternative only):

•	every one (1) year;

•	every two (2) years; or

•	every three (3) years.

You may cast your vote for your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote.

We are asking our shareholders to indicate their support for a vote for every one year on the advisory vote on the compensation of our named executive officers .  Accordingly, we will ask our shareholders to vote “FOR” the following resolution at our Annual Meeting:

“RESOLVED, that Shareholders are provided an advisory vote on the compensation of our named executive officers every one year.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EVERY ONE YEAR AS THE
OPTION FOR CONSIDERING ON AN ADVISORY BASIS THE FREQUENCY WITH WHICH OUR STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS.

*          *          *

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (our “CD&A”) provides an overview of our executive compensation program for our fiscal year 2017 and our executive compensation philosophies and objectives.

Our named executive officers for the year ended March 31, 2017, were:

Name	Title
Phillip G. Norton	Executive Chairman
Mark P. Marron	President and Chief Executive Officer
Elaine D. Marion	Chief Financial Officer

Effective August 1, 2016, Mr. Norton transitioned from Chairman, President and Chief Executive Officer to Executive Chairman, and Mr. Marron transitioned from Chief Operating Officer to President and Chief Executive Officer.

This CD&A is divided into three sections:

Overview	• Fiscal Year 2017 Business Highlights • Our Executive Compensation Program • Our Executive Compensation Practices • 2016 Say-On-Pay Vote
What We Pay and Why
•     Fiscal Year 2017 Executive Compensation Decisions
•     Base Salary
•     Annual Cash Incentive Awards
•     Long-Term Equity Based Incentive Program
•     Other Elements of Our Fiscal Year 2017 Executive Compensation Program

How We Make Executive Compensation Decisions
•     Role of the Board, Compensation Committee and our Executive Officers
•     Guidance from the Compensation Committee’s Independent Compensation Consultant
•     Comparison Peer Groups and Market Data
•     Alignment of Senior Management Team to Drive Performance

OVERVIEW

Fiscal Year 2017 Financial Highlights

•	Net sales increased 10.4% to $1.33 billion from fiscal year 2016

•	Consolidated gross profit increased 14.4% to $299.8 million from the prior year

•	Operating income rose 13.2% year over year to $85.7 million

•	Net earnings were $50.6 million, a 13.0% increase over the prior year

•	Diluted earnings per share increased 18.0% to $3.60.

Our Executive Compensation Program

The Company’s goal for its executive compensation program is to attract, motivate and retain a talented, entrepreneurial, ethical and creative team of executives who will provide leadership for the Company’s success in dynamic and competitive markets.  The Company seeks to accomplish this goal in a way that rewards performance and is aligned with its shareholders’ long-term interests.  The Company’s executive compensation program is also intended to promote and maintain stability within the executive team by issuing restricted stock with multi-year vesting terms.  The table below summarizes the components of our fiscal year 2017 executive compensation

Pay Element
	Salary	Annual Cash Incentive	Restricted Stock
Who Receives	All Named Executive Officers
When Granted	Annually
Form of Delivery	Cash		Equity
Type of Performance	Short-term fixed	Short-term variable	Long-term fixed
Performance Period	1 year	1 year	Vesting over 2 to 5 years
How Payout Determined	Compensation Committee determination	Based upon formula established by Compensation Committee	Compensation Committee determination
Performance Measures	Individual	Increase in gross profit of services, financing origination volume, earnings before tax

Our Executive Compensation Practices

Our Compensation Committee regularly reviews the Company’s executive compensation program to evaluate whether it is aligned with shareholder interests and supports the Company’s executive compensation philosophies and objectives.  Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

Our Executive Compensation Practices

✓   Significant percentage of cash compensation delivered in the form of variable compensation, which is “at-risk” and tied to quantifiable performance measures
✓   Long-term vesting of restricted stock, to align executive and shareholder interests
✓   Compensation Committee consists of independent directors only
✓   Annual review of our compensation programs
✓   Market comparison of executive compensation against relevant peer group information
✓   Use of an independent compensation consultant reporting directly to the Compensation Committee and providing no services to the Company
✓   Executive officer stock ownership guidelines
✓   Clawback policy
o     We do not provide excessive executive perquisites
o     We do not provide excessive severance benefits
o     We do not allow hedging or short sales of our securities, and we do not allow pledging of our securities except in limited circumstances with pre-approval

2016 Say-On-Pay Vote

The Compensation Committee considers whether the Company’s executive compensation is aligned with the interests of the Company’s shareholders.  In that respect, as part of its review of the Company’s executive compensation program, the Compensation Committee considered the approval by approximately 68% of the votes cast for the Company’s say-on-pay proposal at our 2016 Annual Meeting of Shareholders.  The Compensation Committee believes the Company’s executive compensation philosophies and objectives continue to be appropriate, and did not make any changes to the Company’s executive compensation program in response to the 2016 say-on-pay vote.

WHAT WE PAY AND WHY

Fiscal Year 2017 Executive Compensation Decisions

Consistent with our pay philosophy and executive compensation program objectives described below, in determining the fiscal year 2017 adjustments to executive compensation levels and the mix of compensation elements for each Named Executive Officer (“NEO”), the Compensation Committee and our Chief Executive Officer (in making recommendations regarding the Chief Financial Officer’s compensation) considered each NEO’s prior performance and experience, Company performance, the compensation levels paid to similarly situated executive officers at the Company, the competitive market data to provide a perspective on external practices, and input from Towers Watson, the compensation Committee’s independent Compensation Consultant (the “Consultant”).

Base Salary

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain talent.  It is the minimum payment for a satisfactory level of individual performance as long as the executive remains employed with the Company.  Base salary is set at the Committee’s discretion after taking into account the competitive landscape including the compensation practices of the companies in our selected peer group and survey data from a broader index of comparable companies, our business strategy, our short- and long-term performance goals, and individual factors, such as position, salary history, individual performance and contribution, an individual’s length of service with the Company, experience in the position, and placement within the general base salary range offered to our named executive officers.

The base salary for each of our named executive officers as of March 31, 2017, and as of March 31, 2016, is set forth below:

	Base salary as of March 31,
Named Executive Officer	2017	2016
Phillip G. Norton	$300,000	$795,000
Mark P. Marron	$700,000	$525,000
Elaine D. Marion	$415,000	$415,000

Mr. Norton is also entitled to certain retention payments, provided he remains employed by the Company on the date the payments are due.   Those payments are more fully described below.

Annual Cash Incentive Awards

We provide our NEOs with short-term cash incentive compensation through our annual Executive Incentive Plan (also referred to as the “Cash Incentive Plan”).  This short-term, variable cash compensation represents a significant portion of each NEO’s target total cash compensation opportunity in a given year.

2017 Cash Incentive Plan Pay for Performance Alignment

Our Compensation Committee annually reviews, and then sets, performance goals under the Cash Incentive Plan.

The Compensation Committee chose this combination of performance goals because together they emphasize factors that the Committee believes are important to the strategy of the Company and to enhancing shareholder value.

The Performance-goals under the Company’s Cash Incentive Plan were approved by shareholders in 2014 by 98.5% of votes present and entitled to vote.  Performance-based goals may enable “Covered Awards” to “Covered Employees” (as defined thereunder) to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).  The Cash Incentive Plan also permits awards which are not intended to qualify as performance-based compensation under Section 162(m).

The Cash Incentive Plan also includes a provision for an adjusted award in the event it is determined that an award was paid based on incorrect financial results, and permits the Compensation Committee to require, to the extent permitted by law, reimbursement by the participant of any amount paid to or received by the participant with respect to such an award.  The Cash Incentive Plan further provides that cash payments under the plan are subject to recovery by the Company to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and any regulations promulgated thereunder.

The Cash Incentive Plan is administered by the Compensation Committee, which has full authority to determine from among executive officers of the Company the participants in the Cash Incentive Plan, the terms and amounts of each participant’s minimum, target and maximum awards, and the period during which the performance is to be measured.  Awards for any particular participant for each fiscal year under the Cash Incentive Plan are subject to a maximum of $1,250,000 for fiscal years beginning on and after April 1, 2014.

2017 Cash Incentive Plan

For the fiscal year ended March 31, 2017, our executives’ cash bonuses were based on the following three metrics: earnings before tax (“EBT”), percentage increase in gross profit from services (“Services”) and financing origination volume (“Origination”).  The award opportunity under the Cash Incentive Plan is based on a target amount, which is adjusted based on the level of attainment of financial performance as set forth in each participant’s award agreement and, for the fiscal year 2017, payouts may range between 0% to 200% of target award amounts.  The fiscal year 2017 performance weights and target amounts for each participant were as follows:

	EBT		Services		Origination
Named Executive Officer	Percentage of Total Bonus	Target Amount ($)	Percentage of Total Bonus	Target Amount ($)	Percentage of Total Bonus	Target Amount ($)
Phillip G. Norton (1)	70.0%	175,000	15.0%	37,500	15.0%	37,500
Mark P. Marron (2)	70.0%	280,000	15.0%	60,000	15.0%	60,000
Elaine D. Marion	70.0%	145,250	15.0%	31,125	15.0%	31,125

(1)	On August 1, 2016, in connection with Mr. Norton’s move from Chief Executive Officer to Executive Chairman, his total target amount was reduced from $450,000 to $250,000.

(2)
On August 1, 2016, in connection with Mr. Marron’s appointment as Chief Executive Officer, he received an additional award with a target of $125,000, bringing his total target amount for the fiscal year ended March 31, 2017 to $400,000.

The plan provides that results will be adjusted to exclude the incentive compensation accrued by the Company under the Cash Incentive Plan, and any income, gain or loss attributable to the business operations of any entity acquired by the Company during the 2017 fiscal year, and certain fees and income relating to litigation matters.  The Cash Incentive Plan also permits the exclusion of all items of income, gain or loss determined by the Board to be extraordinary or unusual in nature and not incurred or realized in the ordinary course of business.

Bonus payouts range between 0% and 200% of the target amount, depending on the level of achievement of the performance goals for the fiscal year 2017, as follows:

	Performance Goals
Performance Level	Earnings Before Taxes		Percentage Increase in Gross Profit from Services	Financing Origination Volume
Maximum	n/a	(1)	n/a (1)	n/a	(1)
Target	$79,436,000		12.20%	$360,000,000
Threshold (75% of Performance Goal)	$59,577,000		9.15%	$270,000,000
Below Threshold	<$59,577,000		<9.15%	<$270,000,000

(1)	The threshold and escalators for each performance goal are as follows:

Amount of Goal Achieved	Award Amount
Less than 75% of Goal Target	No award relating to that target

Between 75% - 100% of Goal Target	Award shall be 50% of target, plus an additional 2.0% for each percentage point over 75% of Goal Target achieved

100% of Goal Target	100% of target for that Goal

More than 100% of Goal Target	100% of target for that Goal, plus an additional 5.0% for each percentage point over 100% of Goal Target achieved

Total Maximum Award for all goals combined	200% of Target

The achievement of the performance goals is set forth below.  All executives had the same financial performance goals.

Performance Criteria	Goal	Achievement		Percentage Payout
EBT	$79,436,000	$87,962,561	(1)	110.7%
Services	12.2%	11.9%	(2)	98.0%
Origination	$360,000,000	$428,826,967		119.1%

(1)	Actual earnings before taxes were adjusted to exclude the incentive compensation accrued by the Company, and results for an entity acquired during fiscal year 2017.
(2)	Actual services gross profit from the entity acquired during fiscal year 2017 was excluded.

At the conclusion of the fiscal year ended March 31, 2017, the Compensation Committee determined which of the financial objectives described under the Cash Incentive Plan and in the award agreements were achieved.  There were no waivers or modifications to any specified performance targets, goals or conditions with respect to the Cash Incentive Plan.  The following table details the annual incentive cash payments earned in the fiscal year ended March 31, 2017 and 2016, respectively (but paid in the subsequent fiscal year) for each named executive officer:

Named Executive Officer	2017 Annual Incentive Cash Payment Earned ($)	2016 Annual Incentive Cash Payment Earned ($)	% Change
Phillip G. Norton (1)	378,253	428,088	(12%)
Mark P. Marron (2)	605,204	261,609	131%
Elaine D. Marion	313,950	190,261	65%

(1)
The decrease in Mr. Norton’s compensation is attributable to the reduction of his cash incentive compensation in connection with his August 2016 transition from Chief Executive Officer to Executive Chairman.

(2)	The increase in Mr. Marron’s compensation is partially attributable to the increase in his cash incentive compensation in connection with his August 2016 appointment as Chief Executive Officer.

Long-Term Equity-Based Incentive Program

Under our 2012 Employee Long-Term Incentive Plan (the “2012 Employee LTIP”), the Compensation Committee has the authority to award various forms of long-term incentive compensation grants, such as stock options,  restricted stock award and restricted stock units.  The Compensation Committee’s objectives for the fiscal year 2017 long-term equity-based incentive awards to our NEOs were to focus executives on long-term shareholder value creation and the Company’s long-term strategic plan and retain the services of our executives through multi-year vesting requirements.

When determining the level of the grant, the Committee considers each NEO’s functional and enterprise management responsibilities, potential contributions to the Company’s profitability and growth, the value of prior long-term incentive grants and other non-cash compensation, an analysis of how the Company performed on multiple financial metrics as compared to its peers, data from the Towers Watson report referenced above, and each executive’s total compensation, including cash compensation.  However, the Committee does not use a formula or assign a particular weight to any one factor in determining equity award grant levels.  Rather, the Committee’s determination of grant levels is subjective, and the Committee grants awards that it believes in its judgment are reasonably competitive.

The Committee believes that restricted stock helps to create incentives for performance and further realign the interests of executives with those of shareholders, because the stock’s value increases or decreases in conjunction with the Company’s stock price.  In addition, the Committee believes that granting awards with multi-year  vesting periods creates a substantial retention incentive and encourages the named executive officers to focus on the Company’s long-term business objectives and stock performance.  Most restricted shares granted to executive officers and other employees vests over a three-year period.  Grants made in June 2015 to Mr. Marron and Ms. Marion vest over a five-year period, to further align their long-term interests with shareholders.  A June 2016 grant to Mr. Norton, which originally had a vesting schedule of three years, was changed to a two-year vesting schedule in connection with his transition to Executive Chairman, from his role as President and Chief Executive Officer.

Chief Executive Officer Compensation

While generally the Compensation Committee determines compensation for our Chief Executive Officer using the same criteria it uses for other executives, the CEO’s compensation is based relatively less on base salary, and instead provides greater opportunities for short-term performance-based cash and long-term equity grants.  In August 2016, in connection with Mr. Marron’s appointment as CEO, the Compensation Committee considered information provided by an independent Compensation Consultant, as more fully described below, and increased Mr. Marron’s annual base salary from $525,000 to $700,000 annually.   Effective June 8, 2017, in light of market considerations, the Compensation Committee increased Mr. Marron’s annual base salary to $750,000.  The Committee also increased Mr. Marron’s target cash incentive compensation, for the fiscal year ending March 31, 2018, from $400,000 to $600,000.

Executive Chairman Compensation

 In August 2016, Mr. Norton’s compensation was adjusted to reflect his new role.  In particular, Mr. Norton’s annual base salary was reduced from $795,000 to $300,000, and his target bonus for the fiscal year ended March 31, 2017 was reduced from $450,000 to $250,000.  Mr. Norton’s cash incentive compensation target for the fiscal year ended March 31, 2018, is $150,000, as agreed in his employment agreement.

Retention Payments to Executive Chairman

In connection with Mr. Norton’s transition from Chief Executive Officer to Executive Chairman, and to facilitate the transition of Mr. Marron to Chief Executive Officer, Mr. Norton is entitled to certain retention payments as set forth in his employment agreement.   The first payment, of $250,000, was paid on January 31, 2017.   Mr. Norton is entitled to two remaining retention payments, provided that he remains employed by the Company at the date the payment is due, of $250,000 on July 31, 2017 and $500,000 on January 31, 2018.

Other Elements of our Fiscal Year 2017 Executive Compensation Program

Severance Arrangements and Change in Control Provisions

Severance and change in control provisions are designed to facilitate our ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are frequently offered.  Severance benefits are designed to provide benefits to ease an executive’s transition following an employment termination by the Company due to changes in our employment needs.  Additionally, severance agreements increase the enforceability of non-competition provisions to which all of our executives are contractually bound.  Change in control benefits are intended to encourage executives to remain focused on the Company’s business in the event of rumored or actual fundamental corporate changes.  Both severance and change in control benefits our often an important part of an executive’s compensation package.  See further details under the section entitled “Employment Agreements, Severance and Change in Control Provisions.”

Clawback Policy

Our executive compensation arrangements with our NEOs, including our Cash Incentive Plan and employment agreements, provide that bonuses or other compensation are subject to recovery by the Company to the extent required by the Dodd-Frank Act and Sarbanes-Oxley and any regulations promulgated thereunder.  This provision does not apply to time-vested restricted stock which is not awarded, granted or vested based on financial measures required to be reported under the securities.

Stock Ownership Guidelines

Our Board has adopted Stock Ownership Guidelines for our executive officers, to further align the interests of our executive officers with the interests of our shareholders.  The guidelines, which were most recently updated in February 2016, are expressed as a multiple of the executives’ base salary as of each April 1st or as of the date they are identified as executive officers.  Our Chief Executive Officer is expected to retain stock ownership valued at a multiple of three times his annual base salary, and other executive officers are expected to reach a multiple of one time their annual base salary.  Executive officers are expected to retain one-half of all equity grants until such time as the target stock ownership is reached.  The guidelines may be waived at the discretion of  our Compensation Committee in the event of an extraordinary expense (such as, for example, housing or higher education needs), or if compliance would create a severe hardship or prevent an executive from complying with a court order, as in the case of a divorce or other property settlement.  However, the Company expects such instances to be rare, and has not granted any waivers.  At this time, all of our executive officers meet their respective guideline requirement.

Hedging and Short Sales Policies

Our Insider Trading Policy applies to all of our employees and directors.  Under the policy, our directors, officers, and employees who are “Insiders” (as defined in the Policy) are absolutely prohibited from hedging, including using prepaid variable forward contracts, equity swaps, collars and exchange funds, and similar transactions that establish downside price protection, including short sales, and buying or selling put options, call options, or other derivatives of Company securities.

All trades of Company stock by directors, executive officers, and Insiders require pre-approval from our General Counsel, and must be made in accordance with the Insider Trading Policy.

Deductibility of Named Executive Officer Compensation

Within our performance-based compensation program, one goal is to compensate our named executive officers in a manner that is tax-effective for the Company.  Under Section 162(m) of the Internal Revenue Code, annual compensation in excess of $1 million for a taxable year to each of a company’s CEO and three other most highly compensated executive officers (except for the Chief Financial Officer) (“Covered Employees”) that is not paid pursuant to a plan approved by shareholders and does not satisfy the performance-based exception of Section 162(m) is not deductible as a compensation expense for federal income tax purposes.  Executive compensation is also subject to other limitations as to deductibility.

Because qualified performance-based compensation is not subject to the $1 million deduction limit per taxable year for each Covered Employee if certain requirements are met, one consideration in our executive compensation program is to structure most at-risk elements for awards under the Cash Incentive Plan so as to qualify those elements as performance-based compensation.   Our Cash Incentive Plan enables us to structure awards so as to qualify as performance-based compensation.  For the fiscal year ended March 31, 2017, the payments made under the Cash Incentive Plan to Mr. Norton and Mr. Marron qualified as performance-based.  Because Mr. Marron was appointed to the role as Chief Executive Officer more than 90 days into the fiscal year, his initial award agreement of $275,000 will qualify for the deduction, however, a second award agreement of $125,000, which was entered into contemporaneously with his appointment as CEO, will not qualify for the deduction.  For the fiscal year ending March 31, 2018, any payment to Mr. Marron or Mr. Norton pursuant to the Cash Incentive Plan will qualify for the deduction.

Our executive employment agreements also provide that, in the event a severance payment would be subject to the excise tax provided in IRS Code Section 280G, the executive will receive a lesser payment if he or should would receive a greater after-tax benefit.  This will better enable the Company to obtain a tax deduction.

In addition, our Employee LTIP was structured so that, in the discretion of the Compensation Committee, certain equity awards may be made to the Covered Employees that are intended to constitute qualified performance-based compensation under Section 162(m).  Awards structured in such manner may not be subject to the respective $1 million annual deduction limitation per Covered Employee.  However, to date no awards under the Employee LTIP will qualify for that exception from the Section 162(m) deduction limitation.

Benefits and Perquisites

Our NEOs participate in benefit plans generally available to all of our employees, including medical, health, life insurance and disability plans.  They also are eligible to participate in our 401(K) plan, and receive Company matching contributions, to the extent made by the Company, on the same terms as generally available to our employees.  Pursuant to his employment agreement, our Chief Executive Officer, Mr. Marron, is entitled to be reimbursed by us, not more often than once annually, for his participation in an executive health assessment program.

Our executive officers are provided with relatively limited perquisites, and we believe they are in the best interests of the Company.  In some years, certain of our executive officers have received certain company-paid travel, meals and entertainment costs for their families to attend a company sales meeting (hereinafter “Sales Meeting”) which is attended by our high-achieving sales persons.  All attendees at that Sales Meeting are likewise eligible to have their families attend the meeting with the Company’s paying the same costs as for the other employees’ families.

HOW WE MAKE EXECUTIVE COMPENSATION DECISIONS

Role of the Board, Compensation Committee and our Executive Officers

Role of Board and Compensation Committee

The Compensation Committee, which is composed entirely of independent directors, generally establishes the components of our compensation program and may evaluate the components from time to time.  The Compensation Committee is responsible for evaluating and setting the compensation for our Chief Executive Officer, Executive Chairman, and Chief Financial Officer.  The Committee reviews the executive compensation program on an annual basis, with awards and adjustments generally being made in June.  Compensation decisions may be made at other times of the year in the case of promotions, new hires, or changes in responsibilities.  In making these determinations, the Committee may consider the company’s performance, the individual performance of an executive officer, information from our compensation consultant, and recommendations from management.   The Committee also considers any recommendations from the Board relating to the Chief Executive Officer’s performance.

Role of the Chief Executive Officer

Mr. Norton, who was our Chief Executive Officer until August 1, 2016, and Mr. Marron, beginning August 1, 2016, assisted by our Human Resources department, were responsible for the implementation and administration of our executive compensation program during the fiscal year.  For the fiscal year beginning April 1, 2016, Mr. Norton recommended the overall structure for our executive compensation program, including base salary, metrics for the Performance Cash Bonuses and amount and vesting schedule of equity awards to be granted.  For the fiscal year beginning April 1, 2017, Mr. Marron provided the recommendation.  The final decisions regarding executive compensation were, however, made by the Compensation Committee.   Additionally, neither the CEO nor the Executive Chairman are present during any deliberations or voting with regard to his own compensation.

Guidance from the Compensation Committee’s Independent Compensation Consultant

An independent Compensation Consultant, Willis Towers Watson (the “Consultant” or “independent Compensation Consultant”), periodically provides executive compensation consulting services to the Compensation Committee.  The Compensation Committee reviewed the independence of the Consultant under NASDAQ and SEC rules, and concluded that the work of the Consultant has not raised any conflict of interest.   The Consultant is engaged directly by the Compensation Committee.

In 2015, the Consultant provided services related to the review of our Executive Officers’ compensation arrangements, including a review of comparison groups, awards under our long-term equity—based program, cash-based performance goals, and trends in executive compensation.  In 2016, the Consultant provided a further review of our Chief Financial Officer, and our Chief Executive Officer compensation, which the Compensation Committee considered in connection with setting Mr. Marron’s compensation upon his appointment to the role as Chief Executive Officer.

While the Consultant provided general observations on the Company’s compensation programs, it did not determine or recommend the amount or form of compensation for the named executive officers.

Comparison Peer Groups

The Compensation Committee reviews compensation practices at peer companies as part of its decision-making process so it can set total compensation levels that it believes are reasonably competitive.  The Compensation Committee, however, does not set compensation components to meet specific benchmarks, such as targeting salaries “above the median” or equity compensation at a particular percentile.  Furthermore, the Compensation Committee believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by the named executive officers.

In June 2015, the Committee updated the composition of our peer group.  After a review, which included the advice of the Consultant, with regard to our CEO and CFO positions, the Committee established the revised peer group, which was used during fiscal 2017, listed below:

Peer Group
Ciber, Inc.	Black Box Corp.	CDW Corporation
PCM, Inc. (f/k/a PC Mall)	Datalink Corporation	ScanSource, Inc.
PC Connection Inc.	Insight Enterprises, Inc.	ManTech International Corp.

In determining our peer group, we considered our revenue, net earnings, earnings before interest, taxes, depreciation and amortization (“EBITDA”), market capitalization, number of employees, ISS-selected peers, Industry GICS Code, and companies with whom we compete for customers.  We also view a number of other companies as potential peers, however, because they are privately held, no compensation data was available for those entities and they were not included in our peer group.  The June 2016 Consultant report, which was utilized by the Consultant in setting Mr. Marron’s compensation for his role as Chief Executive Officer, used the same peer group as the 2015 report.

In addition to the peer groups described above, in 2016 the Compensation Committee also considered survey data provided by the Consultant.

Alignment of Senior Management Team to Drive Performance

Our performance goals are designed to drive shareholder value creation by aligning members of senior management with our strategy and common performance goals.  To match performance to our goals, the Company engages in extensive communications on what members of senior management, together with their teams, should strive toward to impact achievement of the Company’s goals.  We believe this understanding of the link between individual, team and Company performance helps the Company to focus on actions that have the greatest potential to drive the Company toward more profitable growth and shareholder value.

2017 EXECUTIVE COMPENSATION

The following table includes compensation information concerning compensation paid to or earned by the named executive officers during fiscal years 2017, 2016 and 2015.

2017 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Phillip G. Norton - Executive	2017	465,000	778,558	428,088	262,220	1,933,866
Chairman of the Board	2016	766,989	900,900	806,475	8,184	2,482,548
	2015	650,000	887,065	374,000	10,380	1,921,445
Mark P. Marron – President	2017	641,666	1,615,558	261,609	11,765	2,530,598
and Chief Executive Officer	2016	515,341	4,013,100	492,846	9,598	5,030,885
	2015	475,000	778,328	238,647	13,866	1,505,841
Elaine D. Marion – Chief	2017	415,000	778,558	190,261	11,211	1,395,030
Finanical Officer	2016	412,012	2,457,000	358,433	11,797	3,239,242
	2015	400,000	778,328	179,170	11,722	1,369,220

(1)
The values in this column represent the aggregate grant date fair values of restricted stock awards granted in the respective fiscal year, computed in accordance with FASB Codification Topic 718, Compensation – Stock Compensation.  Assumptions used in calculating these value may be found in Note 11 of our financial statements in our 2017 Form 10-K.  Each of these amounts reflects our expected aggregate accounting expense for these awards as of the grant date and do not necessarily correspond to the actual values that will be expensed by us or realized by the named executive officers.

(2)
These amounts reflect cash payments made under our Cash Incentive Plan during fiscal 2017, 2016 and 2015, which reflect compensation earned during each prior respective fiscal year.  A detailed description of the fiscal 2017 payments can be found in the Compensation Discussion and Analysis.

(3)
Pursuant to his employment agreement, on January 31, 2017, Mr. Norton received a $250,000 retention payment.  In accordance with the Company’s policy applicable to all full-time employees who decline health insurance, Ms. Marion receives $100/month insurance waiver payment.  Additionally, each of our executive officers received other compensation during fiscal year 2017, 2016 and 2015, in the form of an employer 401(k) match (which is available on the same terms as to all employees), and travel, meals and entertainment costs for the executives’ family to attend the Sales Meeting for our high-performers and executives.  The amounts received by each in fiscal year 2017 are enumerated below:

	Other Compensation
	Employer 401K Match	Sales Meeting (1)	Retention Payment	Medical Insurance Waiver	Total Other
Phillip G. Norton	$3,400	$8,820	$250,000	$-	$262,220
Mark P. Marron	$2,579	$9,186	$-	$-	$11,765
Elaine D. Marion	$3,400	$6,811	$-	$1,000	$11,211

(1)
The amounts shown reflect the costs incurred by the Company relating to the executives’ family’s attendance at the sales meeting, grossed up to cover the taxes incurred by the executive.  This payment was received similarly by all attendees at the sales meeting.

2017 Grants of Plan-Based Awards Table

The following table provides information regarding the possible payouts to our named executive officers in fiscal 2017 under the 2017 Cash Incentive Plan and the Company’s 2012 Employee Long-Term Incentive Plan.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Stock or Units (#)(2)	Underlying Options (#)	Option Awards ($/Sh)	and Option Awards ($)(3)
Phillip G. Norton	6/16/2016				18,018	-	-	778,558
		18,750	250,000	500,000
Mark P. Marron	6/16/2016				18,018	-	-	778,558
	7/21/2016				20,000			837,000
		30,000	400,000	800,000
Elaine D. Marion	6/16/2016				18,018	-	-	778,558
		15,000	200,000	400,000

(1)
These amounts reflect award opportunities under the Cash Incentive Plan and as described more fully in the Compensation Discussion and Analysis under the heading “Components of Compensation and 2017 Compensation Determinations” and subheading “Cash Compensation.”  Threshold amounts represent minimal level of achievement of the lowest weighted financial performance metric, and maximum amounts represent 200% of target values.  Actual payments with respect to the awards for 2017 are disclosed in the Non-Equity Incentive Plan Compensation column of the 2017 Summary Compensation table.

(2)
These amounts represent the number of shares of restricted stock granted to the named executive officers under our Employee LTIP.  The numbers have been retroactively adjusted to reflect the 2-for-1 stock split the Company completed on March 31, 2017.  Awards granted to the executives officers and reflected in the 2017 Grants of Plan-Based Awards table vest equally over a three-year period for Mr. Marron and Ms. Marion, and over a two-year period for Mr. Norton, and can be accelerated in limited circumstances as set forth in the Employee LTIP, award agreements and/or employment agreements.

(3)
These amounts reflect the grant date fair value of the restricted stock granted in fiscal 2017.  This represents the aggregate amount that we expected to expense for such grants in accordance with FASB Codification Topic 718, Compensation Stock Compensation over the grants’ respective service period.  These amounts do not necessarily correspond to the actual values that will be expensed by us or realized by the named executive officers.  Assumptions used in calculating these values with respect to restricted stock awards may be found in Note 11 of our 2017 Form 10-K.

Outstanding Equity Awards at 2017 Fiscal Year End

The following table provides information concerning the outstanding equity-based awards as of March 31, 2017.  The amounts have been retroactively adjusted to reflect the Company’s 2-for-1 stock split on March 31, 2017.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Phillip G. Norton	32,686	2,207,122
Mark P. Marron	125,486	8,473,442
Elaine D. Marion	75,086	5,070,182

(1)
The following table shows the dates on which the outstanding stock awards as of March 31, 2017, vest, subject to continued employment through the vest date, or acceleration in limited circumstances as set forth in the Employee LTIP, award agreements and/or employment agreements.

	Number of Shares
Vest Date	Phillip G. Norton	Mark P. Marron	Elaine D. Marion
6/12/17	-	9,068	9,068
6/16/17	9,009	6,006	6,006
6/17/17	7,334	19,600	12,000
7/21/17	-	6,666	-
6/16/18	7,334	6,006	6,006
6/17/18	9,009	19,600	12,000
7/21/18	-	6,667	-
6/16/19	-	6,006	6,006
6/17/19	-	19,600	12,000
7/21/19	-	6,667	-
6/17/20	-	19,600	12,000

(2)
The market value was computed by multiplying the closing price of our common stock on March 31, 2017 ($135.05), divided by 2 to adjust for the stock split that occurred the same day, multiplied by the number of shares in the first column, which similarly have been adjusted for the stock split.

Fiscal 2017 Option Exercises and Stock Vested

The following table sets forth information with respect to the shares of Company common stock acquired through vesting of restricted stock during our fiscal year 2017.  There were no stock options outstanding during fiscal year 2017.  The number of shares acquired has been retroactively adjusted to reflect the 2-for-1 stock split on March 31, 2017.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Phillip G. Norton	32,637	1,446,063
Mark P. Marron	37,317	1,637,644
Elaine D. Marion	29,717	1,308,526

(1)
Market value was computed by multiplying the closing price of our common stock on the day of vesting by the number of shares acquired, with both figures retroactively adjusted to reflect the March 31, 2017, 2-for-1 stock split.  Additionally, the restricted stock shares were net-share settled such that the Company withheld shares with value equivalent to the named executive officers’ minimum statutory tax obligation for the applicable income and other employment taxes, and remitted cash to the appropriate taxing authorities.  The amounts in the table represent the gross number of shares and value realized on vesting for each of the named executive officers.  The net number of shares acquired by Mr. Norton, Mr. Marron and Ms. Marion was 20,339, 22,819 and 18,845, respectively.

Employment Agreements, Severance and Change in Control Provisions

Our incentive plans and our employment agreements with our executive officers reflect our compensation philosophy.   New employment agreements with our executive officers were entered into effective July 25, 2016 for Mr. Norton, and August 1, 2016 for Mr. Marron and Ms. Marion.

All of our employment agreements with our named executive officers contain “clawback” provisions in connection the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the Sarbanes-Oxley Act of 2002.

In all cases, our named executive officers’ receipt of severance payments is contingent upon his or her executing a release, and certifying that he or she has complied with certain confidentiality, non-competition and non-solicitation provisions of the agreement.

The Company’s employment agreements with its named executive officers are intended to comply with Section 409A of the Internal Revenue Code.  The material terms of the employment agreements are described below.  Also, pursuant to our Employee LTIP and standard award agreement, upon a change of control, as defined in the plan, unvested stock issued to any employee will vest.

Phillip G. Norton
Executive Chairman

•	Effective July 25, 2016.

•
Mr. Norton’s agreement provides that his employment shall terminate effective July 31, 2018, unless either the employment terminates earlier in accordance with his agreement, or he and the Board of directors agree in writing to extend the term.  The expiration of Mr. Norton’s employment agreement will not impact his service on our Board of Directors.

•
A severance payment upon termination of employment “without cause,” or by Mr. Norton for “good reason,” as those terms are defined in the agreement, result in severance as set forth in a schedule attached to the agreement.  As of March 31, 2017, the severance due would be $1,150,000, and reduces to $0 in July 2018.  Mr. Norton would also be entitled to, at the Company’s election, either the acceleration of unvested restricted stock, or cash in an amount equal to the value of the stock on the date of termination.  Mr. Norton is additionally entitled to a pro-rated Cash Incentive Award, to the extent that Performance Goals are met, with the payment to be made at the time the payment would have been made had there been no termination of employment.

•
In the event of Mr. Norton’s death, or termination due to Disability, then he shall be entitled to cash severance as set forth in a schedule attached to the agreement, a pro-rated Cash Incentive Award, to the extent that Performance Goals are met, with the payment to be made at the time the payment would have been made had there been no termination of employment, and an acceleration of any unvested restricted stock, as set forth in the 2012 Employee LTIP and Mr. Norton’s award agreements.

•
In exchange for Mr. Norton’s ongoing assistance with, among other things, the leadership transition as Mr. Marron moves into the Chief Executive Officer role,  Mr. Norton’s agreements provides for three retention payments, on the following schedule:  $250,000 on January 31, 2017, $250,000 on July 31, 2017, and $500,000 on January 31, 2018.

•
In the event Mr. Norton’s employment is terminated due to disability, by the Company without good Cause or by Mr. Norton for good Reason (as defined in the agreement), the Company also would be responsible for COBRA to maintain health and dental insurance for Mr. Norton and his spouse through the earlier of 18 months after the termination date, or the date that he or his spouse become ineligible for COBRA.

•	Mr. Norton’s agreement also sets his fiscal year 2018 Cash Incentive Plan target award at $150,000.

The table below summarizes the potential payments and benefits to Mr. Norton upon the occurrence of certain triggering events.  The table assumes a hypothetical effective date of termination of March 31, 2017, and a payment of the Target Cash Incentive.  The table does not include earned but unpaid vacation time, which is paid to all employees upon termination of employment.

Triggering Event	Cash Severance	Target Cash Incentive (1)	Equity-Based Compensation Awards(2)(3)	Benefits	Total
Termination Without Cause, or for Good Reason, as defined in the agreement	$1,150,000	$250,000	$2,207,122	$70,555	$3,677,677
Change in Control - without termination	$-	$250,000	$2,207,122	$-	$2,457,122
Change in Control - with termination	$1,150,000	$250,000	$2,207,122	$70,555	$3,677,677
Death or Disability	$750,000	$250,000	$2,207,122	$70,555	$3,277,677

(1)
Pursuant to the agreement, in the event of death, disability, termination without cause or termination for good reason, as defined in the agreement, Mr. Norton is entitled to a pro-rated amount of the Cash Incentive Award, to the extent that the Performance Goals have been met, with the payment to be made after the end of the fiscal year, at the time the payment would have been made had there been no termination.  The above table assumes the target goal is reached but not exceeded.

(2)	The value of the equity-based compensation awards for all termination tables herein is based on the closing price of the Company’s common stock on March 31, 2017, of $67.53.
(3)	Pursuant to the 2012 Employee LTIP, and our standard award agreements, upon death or a change in control, as defined by the 2012 Employee LTIP, all unvested stock for all employees will vest.

Mark P. Marron
Chief Executive Officer

•	Effective August 1, 2016, and entered into in connection with Mr. Marron’s promotion to Chief Executive Officer.

•	Mr. Marron’s agreement expires January 31, 2018, with automatic two-year successive renewal periods unless either party terminates the agreement 60 days prior to the end of the then-current term.

•
In the event of disability, termination without cause or termination for good reason (as defined in the agreement), Mr. Marron is entitled to eighteen months of his base salary, in addition to a pro-rated amount of the Cash Incentive Award, to the extent that the Performance Goals have been met, with the payment to be made after the end of the fiscal year, at the time the payment would have been made had there been no termination.

•
In the event of termination without cause, or by Mr. Marron for good reason, he is also entitled to, at the Company’s election, either the acceleration of unvested restricted stock, or cash in an amount equal to the value of the stock on the date of termination.

•
In the event of termination without cause by the Company or for good reason by Mr. Marron in the event of a termination in connection with a change in control, the Company also would be responsible for COBRA to maintain health and dental insurance for Mr. Marron and his dependents for 18 months.

•	Effective June 8, 2017, Mr. Marron’s employment agreement was amended to reflect his increase in base annual salary to $750,000.

The table below summarizes the potential payments and benefits to Mr. Marron upon the occurrence of certain triggering events.  The table assumes a hypothetical effective date of termination of March 31, 2017, and a payment of the Target Cash Incentive.  The table does not include earned but unpaid vacation time, which is paid to all employees upon termination of employment.

Triggering Event	Cash Severance	Target Cash Incentive (2)	Equity-Based Compensation Awards(3)	Benefits	Total
Termination Without Cause, or for Good Reason, as defined in the agreement	$1,050,000	$400,000	$8,473,442	$36,453	$9,959,895
Change in Control - without termination	$-	$400,000	$8,473,442	$-	$8,873,442
Change in Control - with termination	$1,050,000	$400,000	$8,473,442	$36,453	$9,959,895
Death or Disability (1)	$1,050,000	$400,000	$8,473,442	$36,453	$9,959,895

(1)	Assumes disability. No cash severance is due in the event of death.
(2)
In the event of disability, termination without cause or by Mr. Marron for good reason, or termination in connection with a change in control, Mr. Marron is entitled to a pro-rated amount of the Cash Incentive Award, to the extent that the Performance Goals have been met, with the payment to be made after the end of the fiscal year, at the time the payment would have been made had there been no termination.  The above table assumes the target goal is reached but not exceeded.

(3)	Pursuant to the 2012 Employee LTIP, and our standard award agreements, upon death or a change in control, as defined by the 2012 Employee LTIP, all unvested stock for all employees will vest.

Elaine D. Marion
Chief Financial Officer

•
Effective as of August 1, 2016, with an initial expiration of one-year, however, the employment agreement contains automatic successive renewal periods unless either party terminates the agreement 60 days prior to the end of the then-current term.  As no notice to terminate was delivered, Ms. Marion’s agreement is in effect through July 31, 2018.

•
In the event of disability, termination without cause or termination for good reason (as defined in the agreement), Ms. Marion  is entitled to twelve months of her base salary, in addition to a pro-rated amount of the Cash Incentive Award.

•
In the event of termination without cause, or by Ms. Marion for good reason, she is also entitled to, at the Company’s election, either the acceleration of unvested restricted stock, or cash in an amount equal to the value of the stock on the date of termination.

•
In the event of termination without cause by the Company or for good reason by Ms. Marion in the event of a termination in connection with a change in control, the Company also would be responsible for COBRA to maintain health and dental insurance for Ms. Marion and her dependents for 18 months.

•	Effective June 8, 2017, Ms. Marion’s employment agreement was amended to reflect the increase in her base annual salary to $450,000.

The table below summarizes the potential payments and benefits to Ms. Marion upon the occurrence of certain triggering events.  The table assumes a hypothetical effective date of termination of March 31, 2017, and a payment of the Target Cash Incentive.  The table does not include earned but unpaid vacation time, which is paid to all employees upon termination of employment.

Triggering Event	Cash Severance	Target Cash Incentive (2)	Equity-Based Compensation Awards(3)	Benefits	Total
Termination Without Cause, or for Good Reason, as defined in the agreement	$415,000	$207,500	$5,070,182	$-	$5,692,682
Change in Control - without termination	$-	$207,500	$5,070,182	$-	$5,277,682
Change in Control - with termination	$415,000	$207,500	$5,070,182	$-	$5,692,682
Death or Disability (1)	$415,000	$207,500	$5,070,182	$-	$5,692,682

(1)	Assumes disability. No cash severance is due in the event of death.
(2)
In the event of disability, termination by the Company without cause or by Ms. Marion for good reason, or termination in connection with a change in control, Mr. Marron is entitled to a pro-rated amount of the Cash Incentive Award.  The above table assumes the target goal is reached but not exceeded.

(3)
Pursuant to the Company’s 2012 Employee LTIP, and our standard award agreements, upon death or a change in control, as defined by the 2012 Employee LTIP, all unvested stock for all employees will vest.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of March 31, 2017, about our common stock that may be issued upon the exercise of options, warrants, and rights under our prior equity compensation plans.  It also provides information regarding the number of securities available for future issuance under our current equity compensation plans, under which there are no outstanding options, warrants or rights.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	-	n/a	1,075,642	(1)
Equity compensation plans not approved by security holders	-	n/a	-
Total	-		1,075,642

(1)
This number includes 253,352 shares reserved for issuance under the 2008 Non-Employee Director Long-Term Incentive Plan and available for future restricted stock awards, and 822,290 shares reserved for issuance under the 2012 Employee LTIP and available for future awards.

PROPOSAL 4 – Ratification of the Selection of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending March 31, 2018

The Board of Directors and the Audit Committee recommend that the stockholders ratify the selection of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the year ending March 31, 2018.  The Audit Committee approved the selection of Deloitte as the Company’s independent registered public accounting firm for fiscal year 2018.  Deloitte is currently the Company’s independent registered public accounting firm.

Neither the Company’s Bylaws nor other governing documents or law require shareholder ratification of the selection of Deloitte as the Company’s independent registered accounting firm.  However, the Company is submitting the selection of Deloitte to the shareholders for ratification as a matter of good corporate practice.  If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee in its discretion may direct the selection of a different independent registered accounting firm at any time if they determine that such a change would be in the best interest of the Company and its shareholders.

Representatives of Deloitte are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING MARCH 31, 2018.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the year ended March 31, 2017.  The information contained in this report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation of this proxy statement by reference.

The Audit Committee has certain duties and powers as described in its written charter adopted by ePlus inc.’s Board of Directors (the “Board”), which is available on the Investors section of the Company’s website at http://www.eplus.com/investors/corporate-governance-legal/committee-charters.  The Audit Committee is responsible primarily for assisting the Board in its oversight of the Company’s accounting and financial reporting processes, including audits of the Company’s financial statements and the integrity of the financial statements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and independent registered accounting firm.  The Audit Committee does not itself prepare financial statements or perform audits.  All members of the Audit Committee are “independent,” as required by applicable Listing Rules of the NASDAQ Stock Market, as currently in effect, and in accordance with the rules and regulations promulgated by the SEC, and each such member has the ability to read and understand fundamental financial statements.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the establishment and effectiveness of internal control over financial reporting, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations.  The independent registered public accounting firm, Deloitte, is responsible for planning and carrying out a proper audit of the Company’s annual financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States)(“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.

In performing its oversight role, the Audit Committee has considered and discussed the audited consolidated financial statements with management and Deloitte.  The Audit Committee has discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the PCAOB.  The Audit Committee has received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.  Deloitte has free access to the Audit Committee to discuss any matters the firm deems appropriate.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm.  Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with the auditing standards of the PCAOB, that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that Deloitte is in fact “independent”, or the effectiveness of the Company’s internal controls.

Based on the reports and discussions, and subject to the limitations on the role and responsibilities of the Audit Committee, described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2017.

Submitted by the Audit Committee

Terrence O’Donnell, Chairman
John E. Callies
C. Thomas Faulders, III
Lawrence S. Herman

Independent Registered Public Accounting Firm Fees and Independence

Deloitte has served as the Company’s accounting firm since 1990.  The Audit Committee of the Board has selected Deloitte as the Company’s independent registered accounting firm for the fiscal year ending March 31, 2018.

The following table presents the aggregate fees paid or accrued by Deloitte for the audit of the Company’s annual consolidated financial statements, and all other professional services rendered by Deloitte, for the fiscal years ended March 31, 2017, and March 31, 2016:

	Fiscal 2017	Fiscal 2016
Audit Fees	$1,654,062	$1,662,531
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	1,895	5,000
TOTAL FEES	$1,655,957	$1,667,531

Audit-Related Fees

There were no audit-related fees billed by Deloitte for the fiscal years ended March 31, 2016 or 2015.

Tax Fees

There were no fees billed by Deloitte for tax-related services rendered for the fiscal years ended March 31, 2016 or 2015.

All Other Fees

There were other fees billed by Deloitte for an annual license to online resources in the amount of $1,895 and $5,000 for the fiscal years ended March 31, 2017 and 2016 respectively.

There were no audit related services provided by Deloitte during the last two fiscal years.  The Audit Committee pre-approves all auditing services (which may entail providing comfort letters in connection with securities underwriting), and all audit-related services provided to us by Deloitte, subject to a de minimis exception as set forth by the SEC.

PROPOSAL 5 – Approval of the 2017 Non-Employee Director Long-Term Incentive Plan

The Company currently maintains the 2008 Non-Employee Director Long-Term Incentive Plan, as amended (the “2008 Director LTIP” or the “Current Plan”).  The Board believes that the Current Plan has been effective in attracting and retaining highly-qualified non-employee directors, and that the awards granted under the Current Plan have provided an incentive that aligns the economic interests of directors with those of our shareholders.  As of July 21, 2017, the Current Plan has 252,817 shares of common stock remaining available for new awards.  However, under the terms of the Current Plan, no grants may be made to non-employee directors after September 15, 2018.  This limitation will permit only the 2017 annual grant to non-employee directors.  The Current Plan will expire before the September 25th annual grant date for 2018.  The Company believes that the additional shares would create a share pool that will be sufficient for annual grants to eligible non-employee directors for the life of the 10-year New Plan.

The Compensation Committee (the “Committee”) has reviewed the Current Plan to determine whether it remains a flexible and effective source of compensation in terms of the number of shares of stock available for awards and in terms of its design, as well as whether it generally conforms with best practices in today’s business environment.

Based on its review, upon the recommendation of the Committee, the Board recommends that the Company adopt a new plan that replaces the Current Plan to:

•	increase the number of shares of the Company’s stock available for new awards to 150,000 shares;

•	add an individual limit on restricted stock awards that a non-employee director may receive in any one calendar year; and

•	update and streamline certain administrative practices and liability provisions.

Accordingly, the Board approved, and recommends that the Company’s shareholders approve, the 2017 Non-Employee Director Long-Term Incentive Plan (the “New Plan”).  Upon approval of the New Plan by the Company’s shareholders, the New Plan will replace the Current Plan and no new awards will be made under the terms of the Current Plan.  However, any outstanding awards previously granted under the Current Plan will continue in effect after approval of the New Plan and will not be deemed amended or modified by the adoption and approval of the New Plan.  If the New Plan is not approved by the Company’s shareholders, the Current Plan will remain in effect according to its terms and the Company may continue to grant awards under that plan.

The material features of the New Plan are summarized below.  The summary is qualified in its entirety by reference to the specific provisions of the New Plan, the full text of which is set forth as Annex A to this Proxy Statement.

Administration

The New Plan will be administered by the Committee.  Subject to the express provisions of the New Plan, the Committee has the authority, in its discretion, to interpret the New Plan, establish rules and regulations for its operation, and determine the form and amount and other terms and conditions of such awards.

Eligibility and Limitation on Awards

Eligible participants in the New Plan are directors who, on the date such person is to receive a grant of restricted shares hereunder is not a current employee of the Company or any of the Company’s subsidiaries (“Outside Director”).  Six of our directors proposed for election at the annual meeting will be eligible to participate in the New Plan.  Messrs. Norton and Bowen are not eligible to participate in the New Plan.  The maximum awards that can be granted under the New Plan to a single participant in any calendar year are awards having a grant date fair value totaling $150,000.

Summary of Award Terms and Conditions

Awards under the New Plan may only include restricted shares of common stock.

Under the proposed New Plan, each Outside Director, every September 25th beginning September 25, 2017, or, if September 25th is not a business day, then on the first business day thereafter, will receive an annual grant of restricted stock having a Fair Market Value (as defined in the Plan) on the date of grant (determined without regard to the restrictions applicable thereto) equal to the aggregate dollar amount of cash compensation earned by an individual Outside Director who served on the Board during the Company’s entire fiscal year ended immediately prior to the respective Annual Grant Date.  Also, directors may elect to receive their cash compensation in restricted stock.

The restricted shares granted to directors under the New Plan will be subject to restrictions prohibiting such restricted shares from being sold, transferred, assigned, pledged or otherwise encumbered or disposed of.  The restrictions with respect to each award of restricted shares shall lapse as to one-half of such restricted shares on each of the one-year and second-year anniversary date of the grant of such award; provided, however, that the restrictions with respect to such restricted shares shall lapse immediately in the event that (i) the director is nominated for a new term as an Outside Director but is not elected by shareholders of the Company, or (ii) the director ceases to be a member of the Board due to death, disability or mandatory retirement (if any).  The restrictions with respect to all of a director’s restricted shares shall lapse immediately prior to a change in control (as defined in the New Plan) provided that the director is a member of the Board immediately prior to such change in control.

During the restriction period, a director will have the right to vote his or her restricted shares.  At the end of the restriction period, the director will receive any cash dividends with respect to such restricted shares that were paid during the restriction period.  All distributions, if any, received by a director with respect to restricted shares as a result of any stock split, stock distribution, combination of shares, or other similar transaction will be subject to the same restrictions as are applicable to the restricted shares to which such distributions relate.

Shares Subject to the New Plan

The number of shares of the Company’s common stock reserved for issuance, subject to stockholder approval, with respect to awards under the New Plan is one hundred fifty thousand (150,000).  Restricted shares that are forfeited will be available for future grants of restricted shares under the New Plan.

Anti-Dilution Protections

In the event of any change in corporate capitalization such as a stock split or stock dividend, or a corporate transaction such as any reorganization, merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, such adjustment shall be made in the number and class of shares which are reserved and may be delivered under the New Plan, in the number and class of shares subject to outstanding awards, and in any award limits as may be determined to be appropriate and equitable by the Committee.

Amendment and Termination

The New Plan may be amended, altered, suspended or terminated by the Board, in its sole discretion, without shareholder approval, unless approval of a change is required by applicable law.  The equity payable under the New Plan is intended to constitute a designated percentage (initially 50%) of the compensation paid to an Outside Director each year and if the Board approves an increase in the total annual retainer, the value of the annual awards under the New Plan will increase subject to the individual limitation described above.  It is not anticipated that shareholder approval will be sought, in the event of an increase in the total annual retainer.  Any amendments made without shareholder approval could increase the costs of the New Plan.  A director’s consent would be required to revoke or alter an outstanding award in a manner unfavorable to such director.

Federal Income Tax Consequences

The federal income tax consequences of the issuance of awards under the New Plan are as described below.  The following information is only a summary of the tax consequences of the awards, and participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership of the awards, and the ownership and disposition of any underlying securities.

A participant will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within 30 days after transfer of such restricted shares to the participant, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer.  The Company will be entitled to a corresponding deduction, subject to certain limits on the deductibility of compensation under the Code.  Any disposition of shares after the restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the participant elects to be taxed on the fair market value upon such transfer).

At the end of the restriction period, the participant shall have the right to receive any cash dividends, with respect to such restricted shares, that were paid during the restriction period (the “Accrued Dividends”). The Accrued Dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company (unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer pursuant to Section 83(b), in which case the Accrued Dividends will be taxable to the participant as dividends and will not be deductible by the Company.  Dividends declared and paid to the participant following the restriction period will be taxable to the participant as dividends and will not be deductible by the Company.

Effective Date

The New Plan will be effective as of September 12, 2017, if approved by the shareholders of the Company.  If not approved by the shareholders, no awards will be made under the New Plan and the Current Plan will continue in effect, subject to its existing terms and conditions.

Vote Required

Shareholders are requested in this Proposal 5 to approve the New Plan.  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the New Plan.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will have no effect.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 2017 NON-EMPLOYEE DIRECTOR LONG-TERM INCENTIVE PLAN.

FREQUENTLY ASKED QUESTIONS CONCERNING THE ANNUAL MEETING

Why did I receive these proxy materials?

These proxy materials are first being distributed on or about July 31, 2017, to shareholders of the Company in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Shareholders on September 12, 2017, at 8:00 am ET, at The Westin Washington Dulles Airport, 2520 Wasser Terrace, Herndon, Virginia, 20171, and any postponement or adjournment thereof.  This proxy statement describes the matters on which you, as a shareholder of the Company, are entitled to vote.  It also includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

What is the purpose of the Annual Meeting?

At our Annual Meeting of Shareholders, shareholders will be asked to vote (1) to elect the eight director nominees  named in this proxy statement for a term expiring at the 2018 Annual Meeting of Shareholders, (2) to approve, on an advisory basis, the compensation of our Named Executive Officers (3) to approve, on an advisory basis,  the frequency of future advisory votes to approve Named Executive Officer compensation, (4) to ratify the appointment of the Company’s independent registered public accounting firm, and (5) to approve our 2017 Non-Employee Director Long-Term Incentive Plan.   See the sections entitled “Proposal 1 – Election of Directors,” “Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation,” “Proposal 3 – Advisory Vote on the frequency of Future Advisory Votes to Approve Named Executive Officer Compensation,” “Proposal 4 – Ratification of Independent Registered Public Accounting Firm,” and “Proposal 5 – 2017 Non-Employee Director Long-Term Incentive Plan.”  The Board does not know of any matters to be brought before the meeting other than as set forth in the Notice of Annual Meeting of Shareholders (the “Notice”).

Who can attend the Annual Meeting?

Only holders of our common stock as of the close of business on our Record Date, which was July 21, 2017, or their duly appointed proxies, may attend the Annual Meeting.  If you hold your shares through a broker, bank or other nominee, you will be required to show the notice or voting instructions form you received from your broker, bank or other nominee or a copy of the statement (such as a brokerage statement) from your broker, bank or other nominee reflecting your stock ownership as of July 21, 2017 in order to be admitted to the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock as of the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.  As of July 21, 2017, there were 14,167,188 shares of our common stock outstanding and entitled to vote at the Annual Meeting, with each share entitled to one vote.

How do I vote at the Annual Meeting?

Shareholders of record can vote in one of four ways:

•	By telephone – You may use the toll-free telephone number shown on your Notice or proxy card;

•	Via the Internet – You may visit the Internet website shown on your Notice or proxy card and follow the on-screen instructions;

•	By mail – You may date, sign and promptly return your proxy card by mail in a postage prepaid envelope; or

•	In person – You may deliver a completed proxy card at the meeting or vote in person.

Voting instructions for shareholders of record (including instructions for both telephonic and Internet voting) are provided under the heading “Voting Information” of this proxy statement and on the proxy card.  The telephone and Internet voting procedures are designed to authenticate shareholder identities, to allow shareholders to give voting instructions and to confirm that the shareholders’ instructions have been recorded properly.  A control number, located on the Notice and the proxy card, will identify shareholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded.  Costs associated with telephone and electronic access, such as usage charges from telephone companies and Internet access providers, must be borne by the shareholder.  If you submit your proxy by telephone or via the Internet, it will not be necessary to return your proxy card.  The deadline for voting by telephone or via the Internet is 11:59 pm ET on Monday, September 11, 2017.

What if I do not vote or do not indicate how my shares should be voted on my proxy card?

If a shareholder of record does not return a signed proxy card or submit a proxy by telephone or via the Internet, and does not attend the meeting and vote in person, his or her shares will not be voted. Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the Internet, which are not revoked, will be voted at the meeting in accordance with the instructions contained therein.

If you submit a properly completed proxy but do not indicate how your shares should be voted on a proposal, the shares represented by your proxy will be voted as the Board of Directors recommends on such proposal.

What if my shares of the Company’s common stock are held for me by a broker?

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

•
Non-Discretionary Items. The election of directors (Proposal 1), the advisory vote to approve Named Executive Officer compensation (Proposal 2), the advisory vote on the frequency of future advisory votes to approve Named Executive Officer compensation (Proposal 3), and the 2017 Non-Employee Director Long-Term Incentive Plan (Proposal 5) may not be voted on by your broker if it has not received voting instructions.

•
Discretionary Items. The ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (Proposal 4) is a discretionary item. Generally, brokers that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

How can I change my votes or revoke my proxy after I have voted?

Any proxy signed and returned by a stockholder or submitted by telephone or via the Internet may be revoked or changed at any time before it is exercised at the Annual Meeting or any adjournments or postponements thereof by:

•	Mailing written notice of revocation or change to our Corporate Secretary at ePlus, 13595 Dulles Technology Drive, Herndon, Virginia, 20171;

•	Delivering a later-dated proxy (either in writing, by telephone or via the Internet); or

•	Voting in person at the meeting.

Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

Will my votes be publicly disclosed?

No. As a matter of policy, shareholder proxies, ballots and tabulations that identify individual stockholders are not publicly disclosed and are available only to the inspector of election and certain employees, who are obligated to keep such information confidential.

Who will count the votes?

A representative of the Company’s Transfer Agent, Computershare, will serve as the inspector of election for the Annual Meeting, and will count the votes.

What if other matters come up during the Annual Meeting?

If any other matters properly come before the meeting, including a question of adjourning or postponing the meeting, the persons named in the proxies or their substitutes acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

What constitutes a quorum at the Annual Meeting?

The presence at the Annual Meeting of Stockholders, in person or represented by proxy, of the holders of a majority in voting power of the outstanding capital stock entitled to vote at the Annual Meeting is required to constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes will be counted toward the establishment of a quorum.

How many votes are required to approve each matter to be considered at the Annual Meeting?

Proposal 1: Election of director nominees named in this proxy statement.  Each of the eight nominees for director will be elected upon the affirmative vote of the majority of votes cast with respect to the director’s election, which means the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. Any incumbent director nominee who is not elected by a majority of votes cast must tender his or her resignation to the Board, and the Nominating and Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. In such a situation, the Board will act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind its decision within 90 days from the date of the certification of the election results. In the event of a contested election, director nominees who receive the most votes for the number of seats up for election will be elected. Broker non-votes and abstentions will have no effect on Proposal No. 1.

Proposal 2: Advisory vote to approve Named Executive Officer compensation.  The affirmative vote of the holders of a majority of the shares entitled to vote on the proposal, present in person or represented by proxy at the meeting is required to approve, on an advisory, non-binding basis, the compensation paid to our Named Executive Officers. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.

Proposal 3: Advisory vote on the frequency of future advisory votes to approve Named Executive Officer compensation.  A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve the proposal. This means that the option (i.e., every one year, two years, or three years) that receives the most votes will be considered the preferred option. Abstentions and broker non-votes will not impact the outcome of the proposal.

Proposal 4: Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.  The affirmative vote of the holders of a majority of the shares entitled to vote on the proposal, present in person or represented by proxy at the meeting is required to ratify Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2018. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.

Proposal 5:  Approval of the 2017 Non-Employee Director Long-Term Incentive Plan.   To be approved, the plan must receive an affirmative vote from the majority of shares present and entitled to vote either in person or by proxy.  If you abstain from voting, it will have the same effect as a vote against.  Broker non-votes will have no effect on the vote.

Who pays to prepare, mail and solicit the proxies?

We will bear the costs of solicitation of proxies for the Annual Meeting of Shareholders, including preparation, assembly, printing and mailing of the Notice, this proxy statement, the Annual Report on Form 10-K for the year ended March 31, 2017 (the “Annual Report”), the proxy card and any additional information furnished to shareholders. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding any solicitation materials to such beneficial owners. Proxies may be solicited in person or by mail, telephone or electronic transmission on our behalf by our directors, officers or employees. However, we do not reimburse or pay additional compensation to our own directors, officers or other employees for soliciting proxies.

OTHER MATTERS

Other Business

The Board knows of no other matters that will be presented for consideration at the Annual Meeting of Shareholders.  If any other matters are properly brought before the meeting, the persons named in the accompanying proxy will have the discretionary authority to vote such proxy on such matters in accordance with their best judgment.

Annual Report on Form 10-K

A copy of our Annual Report, which includes our Form 10-K for the year ended March 31, 2017, as filed with the SEC, will be sent to any shareholder without charge upon written request addressed to:

Investor Relations
ePlus inc.
13595 Dulles Technology Drive
Herndon, VA  20171
(703) 984-8400

You may also obtain our Form 10-K over the Internet at the SEC’s Internet site, www.sec.gov, or our Annual Report, which includes our Form 10-K over the Internet on our website, www.eplus.com/Investors/Pages/Annual-Reports.aspx.

Additional copies of the Annual Report on Form 10-K, the Notice, this Proxy Statement and the accompanying proxy may be obtained from our Investor Relations department at the address above.

Householding

Company shareholders who share an address may receive only one copy of this proxy statement and the Annual Report from their bank, broker or other nominee, unless contrary instructions are received. We will deliver promptly a separate copy of this proxy statement and Annual Report to any stockholder who resides at a shared address and to which a single copy of the documents was delivered, if the shareholder makes a request by contacting our Corporate Secretary at 13595 Dulles Technology Drive, Herndon, Virginia, 20171, or by telephone at (703) 984-8400. If you wish to receive separate copies of this proxy statement and the Annual Report in the future, or if you are receiving multiple copies and would like to receive a single copy for your household, you should contact your broker, bank or other nominee.

Shareholder Proposals for the 2018 Annual Meeting

Shareholders have the opportunity to submit proposals for next year’s Annual Meeting of Shareholders.  To be considered for inclusion in the Company’s proxy statement and form of proxy for next year’s Annual Meeting, your shareholder proposal must be submitted in writing by April 2, 2018, to the Corporate Secretary, ePlus inc., 13595 Dulles Technology Drive, Herndon, Virginia  20171.  Proposals must be received by that date and satisfy the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, or Exchange Act, to be included in the proxy statement and on the proxy card that will be used for solicitation of proxies by the Board for the 2018 Annual Meeting.

In accordance with our Bylaws, if you wish to submit a proposal for consideration at next year’s Annual Meeting that is not to be included in next year’s proxy materials, or wish to nominate a candidate for election to the Board at next year’s Annual Meeting, your proposal or nomination must be submitted in writing and received by the Corporate Secretary not less than 60 days before the date of the first anniversary of this 2017 Annual Meeting if the 2018 Annual Meeting is held within 30 days of the anniversary of this 2017 Annual Meeting, otherwise, within seven days after the first public announcement of the date of the 2018 Annual Meeting.  Assuming that our 2018 Annual Meeting is held on schedule, to be “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, we must receive written notice of your intention to introduce a nomination or other item of business at that Meeting before July 14, 2018.  If we do not receive written notice during that time period, or if we meet certain other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that Meeting will use their discretion in voting the proxies if any such matters are raised at the Meeting.

A submission by an ePlus shareholder must contain the specific information required in ePlus’ Bylaws.  If you would like a copy of ePlus’ current Bylaws, please write to the Corporate Secretary, ePlus inc., 13595 Dulles Technology Drive, Herndon, Virginia  20171.  ePlus’ current Bylaws may also be found on the Company’s website at http://www.eplus.com/investors/corporate-governance-legal/amended-and-restated-bylaws.

Results of the Annual Meeting

The preliminary voting results will be announced at the Annual Meeting.  The final voting results will be tallied by the inspector of elections and published in a Current Report on Form 8-K, which we are required to file with the Securities and Exchange Commission within four business days following the Annual Meeting.

Additional Information About the Company

Although the information contained on, or accessible through, our website is not part of this proxy statement, you will find information about ePlus and our corporate governance practices at http://www.eplus.com/investors.  Our website contains information about our Board, Board Committees and their charters, our Bylaws, and our Code of Conduct, Certificate of Incorporation and corporate governance guidelines.  Shareholders may obtain, without charge, hard copies of the above documents by writing to:  Corporate Secretary, ePlus inc., 13595 Dulles Technology Drive, Herndon, Virginia  20171.

The Company’s principal executive offices are located at 13595 Dulles Technology Drive, Herndon, Virginia 20171.  The Company’s main telephone number is (703) 984-8400.

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements made in the Compensation Discussion and Analysis section of this proxy statement regarding the benefits and anticipated results of our compensation programs and the Compensation Committee’s plans and intentions relating thereto. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by law. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned under the heading “Risk Factors” in our Annual Report (accompanying this proxy statement), and in the periodic reports that we file with the SEC on Form 10-Q.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 12, 2017

The proxy materials for the Company’s annual meeting of shareholders, including our Annual Report on Form 10-K for the year ended March 31, 2017, and this proxy statement, are available over the Internet by accessing the Company’s website at  http://www.eplus.com/investors/investor-information/annual-meeting-proxy.   Other information on the Company’s website does not constitute part of the Company’s proxy materials.

It is important that your proxy be returned promptly, whether by mail, by telephone or via the Internet. The proxy may be revoked at any time by you before it is exercised as described in this proxy statement. If you attend the meeting in person, you may withdraw any proxy (including a telephonic or Internet proxy) and vote your own shares as described in this proxy statement.

July 31, 2017	By Order of the Board of Directors

Erica S. Stoecker
Corporate Secretary & General Counsel

ANNEX A

2017 NON-EMPLOYEE DIRECTOR LONG-TERM INCENTIVE PLAN

Section 1             Establishment and Purposes of the Plan.

(a)           Purpose.  The purposes of this ePlus inc. 2017 Non-Employee Director Long-Term Incentive Plan (the “Plan”) are to attract, retain and compensate for service as members of the Board of Directors of ePlus inc.  (the “Company”) highly qualified individuals who are not current employees of the Company and to enable them to increase their ownership in the Company’s Common Stock.  The Plan will be beneficial to the Company and its stockholders since it will allow these Directors to have a greater personal financial stake in the Company through the ownership of Common Stock, in addition to underscoring their common interest with stockholders in increasing the long-term value of the Common Stock.

(b)           Effective Date; Shareholder Approval.  The Plan is effective September 12, 2017, subject to the approval by the Company’s shareholders.

Section 2             Definitions.

As used herein, the following definitions shall apply:

“Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

“Applicable Laws” means the requirements relating to the administration of equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Restricted Shares are, or will be, granted under the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any of the following events with respect to the Company:

(i)           the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger own more than fifty percent (50%) of the outstanding common stock of the surviving corporation immediately after the merger; or

(ii)          the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than to a subsidiary or affiliate; or

(iii)         any action pursuant to which any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of shares of capital stock entitled to vote generally for the election of directors of the Company (“Voting Securities”) representing more than fifty (50%) percent of the combined voting power of the Company’s then outstanding Voting Securities (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities); or

(iv)         the individuals (x) who, as of the Effective Date, constitute the Board (the “Original Directors”) and (y) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of a majority of the Original Directors then still in office (such Directors being called “Additional Original Directors”) and (z) who thereafter are elected to the Board and whose election or nomination for election to the Board was approved by a vote of a majority of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board; or

(v)          the dissolution or liquidation of the Company.

 “Code” means the Internal Revenue Code of 1986, as amended.

    “Committee” means a committee designated by the Board and composed of not less than two “Non-Employee Directors” as defined in Rule 16b-3 under the Exchange Act, or any successor rule or definition adopted by the Securities and Exchange Commission.

    “Common Stock” means the common stock, par value $0.01 per share, of the Company.

    “Director” means a member of the Board.

    “Disability” means any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his or her customary and usual duties for the Company (with or without a reasonable accommodation as required by law) and that in the judgment of the Committee is permanent and continuous in nature.  The Committee may establish any process or procedure it deems appropriate for determining whether a Participant has a “Disability”.

    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)           if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, the fair market value of a share of Common Stock shall be the closing sales price of a share of Common Stock as quoted on such exchange or system for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)          if the Common Stock is regularly quoted by a recognized securities dealer but is not listed in the manner contemplated by clause (i) above, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii)         if neither clause (i) above nor clause (ii) above applies, the fair market value of a share of Common Stock shall be determined in good faith by the Committee based on the reasonable application of a reasonable valuation method that complies with Code Section 409A and Code Section 422 if and to the extent required.

“Outside Director” means any Director who, on the date such person is to receive a grant of Restricted Shares hereunder is not a current employee of the Company or any of the Company’s subsidiaries.

“Participant” shall mean any Outside Director who holds a Restricted Stock Award granted or issued pursuant to the Plan.

“Plan” means this ePlus inc. 2017 Non-Employee Director Long-Term Incentive Plan.

“Restricted Shares” means Shares subject to a Restricted Stock Award.

“Restricted Stock Agreement” means any written agreement, contract, or other instrument or document, including an electronic communication, evidencing the terms and conditions of a Restricted Stock Award.

“Restricted Stock Award” means a grant of Restricted Shares pursuant to Section 7 of the Plan.

“Share” means a share of Common Stock, as adjusted in accordance with Section 9 of the Plan.

Section 3             Share Limits.

(a)           Aggregate Share Limit.  Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of Shares that may be issued as Restricted Shares under the Plan is One Hundred Fifty Thousand (150,000) Shares.  The Shares may be authorized, but unissued, or treasury Shares.  Restricted Shares that have been transferred back to the Company shall be available for future grants of Restricted Shares under the Plan.

(b)           Individual Share Limit.  In no event shall any one Outside Director receive Restricted Stock Awards under Sections 7(a) or 7(b) of this Plan totaling in excess of One Hundred Fifty Thousand Dollars ($150,000) in any one calendar year.

Section 4              Administration of the Plan.

(a)           Administration.  The Plan shall be administered by the Committee.  The Committee shall have the authority, in its discretion:

(i)           to determine the Fair Market Value of Common Stock;

(ii)          to approve forms of agreement for use under the Plan;

(iii)         to determine the number of Shares that may be issued as Restricted Shares and the terms and conditions of such Restricted Shares;

(iv)         to construe and interpret the terms of the Plan;

(v)          to prescribe, amend and rescind rules and regulations that it deems necessary for the proper operation and administration of the Plan;

(vi)         to waive or amend any terms, conditions, restrictions or limitations on an Award, to the extent permissible under applicable law.

(vii)        to allow Participants to satisfy withholding tax obligations by having the Company withhold from the shares of Common Stock to be issued upon vesting of Restricted Shares that number of Shares having a Fair Market Value equal to the amount required to be withheld, provided that withholding is calculated at the minimum statutory withholding level.  The Fair Market Value of the Shares to be withheld shalt be determined on the date that the amount of tax to be withheld is to be determined.  All determinations to have Shares withheld for this purpose shall be made by the Committee in its discretion;

(viii)       to instruct a corporate officer to execute on behalf of the Company any instrument required to effect the grant of a Restricted Stock Award granted by the Committee; and

(ix)         to make all other determinations deemed necessary or advisable for administering the Plan.

(b)           Effect of Committee’s Decision.  The Committee’s decisions, determinations and interpretations shall be final and binding on all Participants and anyone else who may claim an interest in Restricted Shares.

(c)           No Liability.  No member of the Committee shall be liable for any losses resulting from any action, interpretation or construction made in good faith with respect to the Plan, any Restricted Stock Agreement, or any Award granted under the Plan. The Company shall indemnify, to the fullest extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that the person, or the executor or administrator of the person’s estate, is or was a member of the Committee or a delegate of the Committee.

Section 5              Eligibility.

The only persons who shall be eligible to receive Restricted Stock Awards under the Plan shall be persons who, on the date such Awards are granted, are Outside Directors.

Section 6              Term of the Plan.

No Restricted Stock Award may be granted under the Plan after September 12, 2027.

Section 7              Grants of Restricted Stock Awards.

(a)           Initial Grant.  Each individual who first becomes an Outside Director on or after the date of the approval of this Plan by the stockholders of the Company shall, upon first qualifying as an Outside Director, automatically be granted a number of Restricted Shares, on the terms and conditions set forth in Section 8 below, having a Fair Market Value on the date of grant (determined without regard to the restrictions applicable thereto) equal to the product of the amount of cash compensation earned by an individual Outside Director during the twelve months immediately prior to his becoming an Outside Director multiplied by the quotient of the number of days until the next Annual Grant Date (as defined below) divided by 365; provided, however, that grants of Restricted Shares under this Plan shall not be made until a Form S-8 registration statement in respect of the Shares is filed with, and declared effective by, the Securities and Exchange Commission.

(b)           Annual Grant.  On September 25th of each year (the “Annual Grant Date”), beginning with September 25, 2017, or the next following business day if September 25th is not a business day, each Outside Director shall automatically be granted a number of Restricted Shares, on the terms and conditions set forth in Section 8 below, having a Fair Market Value on the date of grant (determined without regard to the restrictions applicable thereto) equal to the aggregate dollar amount of cash compensation  earned by an individual Outside Director who served on the board during the Company’s entire fiscal year ended immediately prior to the respective Annual Grant Date; provided, however, that grants of Restricted Shares under this Plan shall not be made until a Form S-8 registration statement in respect of the Shares is filed with, and declared effective by, the Securities and Exchange Commission.

(c)           Stock Fee Election.  An Outside Director may make an election (a “Stock Fee Election”) to receive Shares in lieu of all or any part of the cash compensation payable to him or her for service on the Board for a calendar year.  Any Stock Fee Election and any change or revocation thereof shall be made by delivering written notice thereof to the Committee prior to the end of the calendar year preceding the calendar year of service for which it is to be effective.  Such Stock Fee Election shall remain in effect for each subsequent calendar year of service unless changed.  An Outside Director may not elect to change his or her Stock Fee Election for a calendar year after the last day of the calendar year preceding the calendar year of service for which the election is made.  Any Shares that relate to a Stock Fee Election shall be treated as a Restricted Stock Award for purposes of this Plan, provided that such Shares shall not be subject to any Restrictions provided under Section 8 of the Plan.  The number of shares shall be determined by dividing the cash compensation deferred for a calendar quarter of service by the Fair Market Value on the date of grant (determined without regard to the restrictions applicable thereto) and the first trading day of the following calendar quarter shall be considered the grant date of the Restricted Stock Award.

Section 8              Terms of Restricted Stock Awards.

Except as provided herein, Restricted Shares granted pursuant to Sections 7(a) and 7(b) of the Plan shall be subject to restrictions (“Restrictions”) prohibiting such Restricted Shares from being sold, transferred, assigned, pledged or otherwise encumbered or disposed of.  The Restrictions with respect to each award of Restricted Shares shall lapse as to one-half of such Restricted Shares on each of the one-year and second-year anniversary date of the grant of such award; provided, however, that the Restrictions with respect to such Restricted Shares shall lapse immediately in the event that (i) the Participant is nominated for a new term as an Outside Director but is not elected by stockholders of the Company, or (ii) the Participant ceases to be a member of the Board due to death, disability or mandatory retirement (if any).  Notwithstanding the foregoing, the Restrictions with respect to all of a Participant’s Restricted Shares shall lapse immediately prior to a Change in Control provided that the Participant is a member of the Board immediately prior to such Change in Control.

The Company shall issue, in the name of each Participant to whom Restricted Shares have been granted, stock certificates (in tangible or electronic form) representing the total number of Restricted Shares granted to such Participant as soon as reasonably practicable after the grant.  However, the Company or its transfer agent shall hold such certificates, properly endorsed for transfer, for the Participant’s benefit until such time as the Restriction Period applicable to such Restricted Shares lapses.  Upon the expiration or termination of the Restricted Period, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Participant or his or her beneficiary or estate, as the case may be.  Except as described in the above paragraph, in the event that a Participant ceases to be a member of the Board before the applicable Restriction Period has expired or under circumstances in which the Restriction Period does not otherwise lapse, the Restricted Shares granted to such Participant shall thereupon be forfeited and transferred back to the Company.

During the Restriction Period, a Participant shall have the right to vote his or her Restricted Shares.  At the end of the Restriction Period, the Participant shall have the right to receive any cash dividends, with respect to such Restricted Shares, that were paid during the Restriction Period.  All distributions, if any, received by a Participant with respect to Restricted Shares as a result of any stock split, stock distribution, combination of shares, or other similar transaction shall be subject to the same restrictions as are applicable to the Restricted Shares to which such distributions relate.

Section 9              Adjustments Upon Changes in Capitalization.

Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Restricted Stock Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Restricted Stock Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of a Restricted Stock Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Restricted Stock Award.

Section 10           Grant Agreement.

Each grant of a Restricted Stock Award under the Plan will be evidenced by a Restricted Stock Agreement.  Such document will contain such provisions as the Committee may in its discretion deem advisable, provided that such provisions are not inconsistent with any of the provisions of the Plan.

Section 11           Amendment and Termination of the Plan.

(a)           Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b)           Shareholder Approval.  The Company shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(c)           Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.  After the termination of the Plan, any previously granted Awards shall remain in effect and shall continue to be governed by the terms of the Plan and the applicable Restricted Stock Agreement.  Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Restricted Shares granted under the Plan prior to the date of such termination.

Section 12           Conditions Upon Issuance of Shares.

(a)           Legal Compliance.  Shares shall not be issued pursuant to a Restricted Stock Award unless the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)          Investment Representations.  As a condition to the issuance of Restricted Shares, the Company may require the Participant to represent and warrant at the time of any such issuance that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.  Not in limitation of any of the foregoing, in any such case referred to in the preceding sentence the Committee may also require the Participant to execute and deliver documents containing such representations (including the investment representations described in this Section 12(b) of the Plan), warranties and agreements as the Committee or counsel to the Company shall deem necessary or advisable to comply with any exemption from registration under the Securities Act of 1933, as amended, any applicable State securities laws, and any other applicable law, regulation or rule.

(c)           Additional Conditions.  The Committee shall have the authority to condition the grant of any Restricted Shares in such other manner that the Committee determines to be appropriate, provided that such condition is not inconsistent with the terms of the Plan.

Section 13           Inability to Obtain Authority.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

Section 14           Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

Section 15           Stockholder Approval.

The Plan shall be subject to approval by the stockholders of the Company.  Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

Section 16           Withholding; Notice of Sale.

Each Participant shall, no later than the date as of which the value of a Restricted Stock Award or of any Shares or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income.  The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.  The Company’s obligation to deliver stock certificates to any Participant is subject to and conditioned on any such tax obligations being satisfied by the Participant.  Subject to approval by the Committee, a Participant may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Shares to be issued pursuant to any Restricted Stock Award a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company Shares owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

Section 17           Code Section 83(b) Elections.

Neither the Company, any Affiliate, nor the Committee shall have any responsibility in connection with a Participant’s election, or attempt to elect, under Code section 83(b) to include the value of a Restricted Stock Award in the Participant’s gross income for the year of payment.  Any Participant who makes a Code section 83(b) election with respect to any such Restricted Stock Award shall promptly notify the Committee of such election and provide the Committee with a copy thereof.

Section 18           No Right to Continue as a Director.

Neither this Plan, nor the granting of a Restricted Stock Award under this Plan, nor any other action taken pursuant to this Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

Section 19           Successors.

All obligations of the Company under the Plan with respect to Restricted Stock Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, stock and/or assets of the Company.

Section 20           Governing Law.

This Plan shall be governed by the laws of the State of Delaware.

IMPORTANT ANNUAL MEETING INFORMATION

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000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m. Eastern Time, on September 11, 2017.

Vote by Internet

- Go to **www.investorvote.com/PLUS**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

ePlus inc. Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees in Proposal 1, FOR Proposals 2, 4 and 5, and "1 YEAR" for Proposal 3.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Phillip G. Norton	☐	☐	02 - Bruce M. Bowen	☐	☐	03 - C. Thomas Faulders, III	☐	☐
04 - Terrence O'Donnell	☐	☐	05 - Lawrence S. Herman	☐	☐	06 - Ira A. Hunt, III	☐	☐
07 - John E. Callies	☐	☐	08 - Eric D. Hovde	☐	☐			

	For	Against	Abstain
2. ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THE PROXY STATEMENT.	☐	☐	☐
4. PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.	☐	☐	☐	☐

	For	Against	Abstain
5. TO APPROVE THE 2017 NON-EMPLOYEE DIRECTOR LONG-TERM INCENTIVE PLAN.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1 U P X 3 4 1 6 9 5 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

e+

Proxy — ePlus inc.

Notice of 2017 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — September 12, 2017

Kleyton L. Parkhurst and Erica S. Stoecker, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of ePlus inc. to be held on September 12, 2017, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as the shareholder directs. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2, 4 and 5, and "1 YEAR" for Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)